Exhibit 10.1+

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

STOCK PURCHASE AGREEMENT

by and among

ROLLINS, INC.,

CLARK PEST CONTROL OF STOCKTON, INC.,

THE STOCKHOLDERS OF CLARK PEST CONTROL OF STOCKTON, INC.

THE PRINCIPALS

and

THE STOCKHOLDERS’ REPRESENTATIVE

dated as of

January 7, 2019

i

ii

iii

LIST OF EXHIBITS & SCHEDULES

Exhibit A	Form of Closing Note
Exhibit B	Form of Letter of Transmittal
Exhibit C	Form of Release
Exhibit D	Form of Lost Certificate Affidavit
Exhibit E	Form of Non-Competition Agreement

Schedule 1	Ownership of the Shares
Schedule 2	Holdback Requirements
Schedule 3	Earnout Consideration Requirements
Schedule 4	Excluded Assets
Schedule 5	Specified Indemnification Obligations
Schedule 5.6	Notices and Consents
Schedule 5.10	Indemnification Schedule
Schedule 6	Allocation Schedule
Schedule 7	Terminated Agreements
Schedule 8	Indebtedness
Schedule 9	Annual Revenue Growth
Schedule 10	Operating Profit Margin
iv

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 7, 2019 is entered into by and among ROLLINS, INC. a Delaware corporation (“Buyer”), CLARK PEST CONTROL OF STOCKTON, INC., a California corporation (the “Company”), the stockholders of the Company listed on the signature pages hereto (each, a “Seller” and collectively, the “Sellers”), the Principals (as defined below), and JJT King, LLC (the “Stockholders’ Representative”).

RECITALS

WHEREAS, the Sellers collectively own 100% of the issued and outstanding shares of stock (the “Shares”), of the Company, which is engaged in the residential and commercial pest prevention service businesses (collectively, the “Business”);

WHEREAS, [****], [****], and [****] (collectively, the “Principals”) are each the trustees of certain Sellers and each of them has a financial interest in the Company and in the Transaction;

WHEREAS, each Seller desires to sell to Buyer the number of Shares indicated opposite each such Seller’s name on Schedule 1 hereto and Buyer desires to purchase from Sellers all (but not less than all) of the Shares upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a result of the transactions contemplated hereby, Buyer will acquire all of the Shares, and the Sellers will receive the consideration described in Article I of this Agreement (the “Transaction”);

WHEREAS, the Board of Directors of the Company has determined that this Agreement and the Transaction are in the best interests of the Company;

WHEREAS, the executive committee of Buyer has determined that this Agreement and the Transaction are in the best interests of the Company; and

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, through one or more Affiliates formed for the purpose thereof, will enter into the Real Estate Purchase Agreement with Clarksons California Properties, a California Limited Partnership (“Clarksons”) and the Distribution Purchase Agreement with GeoTech Supply Co., LLC (“GeoTech”), each of Clarksons and GeoTech being an Affiliate of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Article I
purchase and sale

1.1          Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, (a) Sellers shall sell, assign, transfer and deliver the Shares to Buyer, free and clear of all Encumbrances (other than Encumbrances pursuant to applicable securities Laws and the Company Charter Documents), and (b) Buyer shall purchase and accept the Shares from Sellers for the consideration specified in Section 1.2.

1.2          Purchase Price. The aggregate purchase price for the Shares shall be Three Hundred and Sixty One Million Dollars ($361,000,000.00) (the “Cash Consideration”), plus a contingent earnout payment of up to Fifteen Million Dollars ($15,000,000.00) (the “Earnout Consideration”; the Cash Consideration, subject to adjustment pursuant to Section 1.8, and the Earnout Consideration are together the “Purchase Price”).

1.3          Delivery of Consideration; Aggregate Closing Amount.

(a)          The aggregate amount to be paid by Buyer at Closing (such amount, the “Aggregate Closing Amount”) shall consist of: (i) the Cash Consideration, plus or minus (ii) the Closing Adjustment (as defined in Section 1.8(a), below), less (iii) the Transaction Expenses (to the extent not paid prior to the Closing), less (iv) [****] Dollars ($[****]) (the “Holdback”), which shall be withheld by the Buyer as security for the Company and the Sellers’ obligations under the Transaction Documents and shall be paid to the Sellers, or retained by the Buyer, as set forth on Schedule 2 hereto, and less (v) the Management Team Payments (as defined below). The Aggregate Closing Amount shall be paid to the Stockholders’ Representative at Closing pursuant to a one-day promissory note in the form of Exhibit A (the “Closing Note”).

(b)          In addition to the Closing Note, at Closing, the Buyer shall deliver, by wire transfer or other immediately available funds, [****] Dollars ($[****]) (the “Management Team Payments”) to [****] (“[****]”) and such other members of the Company’s management team as mutually agreed in writing by [****] and a representative of Buyer (the “Management Team”), as follows: (A) [****] Dollars ($[****]) shall be paid to [****]; and (B) [****] Dollars ($[****]) shall be allocated and paid to other members of the Management Team as mutually agreed in writing by [****] and a representative of Buyer.

(c)          The Stockholders’ Representative shall surrender the Closing Note to Buyer no earlier than one (1) day following the Closing Date and, in exchange, Buyer shall immediately distribute the Aggregate Closing Amount, less the Stockholders’ Representative Expense Amount (defined below), by wire transfer of immediately available funds, to the Sellers as follows: each Seller shall be delivered an amount equal to the Per Share Closing Consideration, multiplied by the number of Shares held by such Seller immediately prior to the Closing Date, as set forth on the Closing Statement. Immediately upon surrender of the Closing Note to Buyer, Buyer shall further cause the Stockholders’ Representative Expense Amount to be deposited into the Stockholder’s Representative Expense Account.

2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(d)          The Stockholders’ Representative shall retain [****] Dollars ($[****]) (the “Stockholders’ Representative Expense Amount”) from the Aggregate Closing Amount otherwise distributable to Sellers in accordance with this Agreement, for the purposes of paying fees and satisfying expenses of the Stockholders’ Representative incurred in connection with the discharge of its duties under this Agreement, including the costs, expenses incurred by the Stockholders’ Representative in defending against any claim for indemnification made by Buyer under this Agreement, including the hiring of experts and legal counsel (the “Stockholders’ Representative Expenses”). The Stockholders’ Representative will hold the Stockholders’ Representative Expense Account in an interest-bearing account designated for the Sellers at a financial institution separate from its own personal funds (the “Stockholders’ Representative Expense Account”), will not use or otherwise apply these funds for any purpose other than as set forth in this Agreement, and will not voluntarily make these funds available to its creditors in the event of bankruptcy. Immediately following the release of the remainder of the Holdback, unless otherwise indicated by the Stockholders’ Representative, the remaining funds within the Stockholders’ Representative Expense Account, if any, including any interest thereon, shall be distributed by the Stockholders’ Representative to the Sellers in accordance with their respective Pro Rata Percentages, by wire transfer of immediately available funds as designated in their respective Letters of Transmittal.

1.4          Earnout Consideration. The Earnout Consideration shall be earned pursuant to the requirements, and paid to the Stockholders’ Representative (on behalf of the Sellers) at the times, as set forth on Schedule 3.

1.5          Effect on Shares. As of the Closing, by virtue of the Transaction and with respect to each Seller regardless of the delivery of a Transmittal Package, (x) each issued and outstanding Share owned by each Seller shall be deemed for all purposes to be transferred to Buyer, and the Buyer shall be deemed to have received from each Seller an irrevocable power of attorney to affect the transfer of all such Shares to Buyer and (y) all rights of the Sellers to such surrendered Shares shall cease, except for the right to receive the consideration payable with respect thereto pursuant to this Agreement and as provided by applicable Laws.

1.6          Delivery of Certificates.

(a)          Prior to receiving any portion of the Aggregate Closing Amount, each Seller shall have delivered to Buyer or its designee (i) a properly completed and duly executed letter of transmittal, in the form of Exhibit B (a “Letter of Transmittal”), that includes payment instructions and a Form W-9 or Form W-8BEN; (ii) all certificate(s) that immediately prior to the Closing represented issued and outstanding Shares owned by each such Seller (the “Certificates”) and appropriate stock powers held of record by such holder; and (iii) a release of the Company and Buyer by each Seller, in the form of Exhibit C (the “Release”) ((i), (ii) and (iii) together, the “Transmittal Package”).

3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          In the event any Certificates shall have been lost, stolen or destroyed, then the relevant Seller shall be required to deliver in lieu of such Certificates an affidavit of that fact, in the form of Exhibit D (the “Lost Certificate Affidavit”), as a condition to the Stockholders’ Representative’s disbursement to such Seller of the consideration payable to such Seller.

(c)          The Stockholders’ Representative, its designee, or Buyer (as appropriate) shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any Person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be paid to the applicable Governmental Authority and treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.

1.7          Transactions to be Effected at the Closing.

(a)          At the Closing, Buyer shall deliver:

(i)          the Aggregate Closing Amount by delivery of the Closing Note;

(ii)         the Management Team Payments to [****] and the Management Team, as set forth in Section 1.3(b); and

(iii)        the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 7.3 of this Agreement.

(b)          At the Closing, the Company and the Sellers shall deliver to Buyer:

(i)          the Certificates (or a Lost Certificate Affidavit), free and clear of all Encumbrances (other than Encumbrances pursuant to applicable securities Laws and the Company Charter Documents), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank;

(ii)          the Releases; and

(iii)          all other agreements, documents, instruments or certificates required to be delivered by the Company and Sellers at or prior to the Closing pursuant to Section 7.2 of this Agreement.

1.8          Purchase Price Adjustment.

(a)          Closing Adjustment; Closing Statement.

4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(i)          At least three (3) Business Days before the Closing, the Company and Sellers shall prepare and deliver to Buyer (A) a statement setting forth its reasonable good faith estimate of Closing Working Capital as of immediately prior to Closing (without giving effect to the Transaction) (the “Estimated Closing Working Capital”), which statement shall contain an estimated balance sheet of the Company as of immediately prior to the Closing Date (without giving effect to the Transaction), a calculation of Estimated Closing Working Capital (the “Estimated Closing Working Capital Statement”), and a certificate of the Company that the Estimated Closing Working Capital Statement was prepared in accordance with GAAP, applied using the same Accounting Rules used by and applied to the Company in the preparation of the Year End Financial Statements for the most recent fiscal year end as if such Estimated Closing Working Capital Statement were being prepared as of a fiscal year end (except that the Estimated Closing Working Capital Statement shall not contain footnotes and other presentation items or other year-end adjustments that may be required by GAAP); and (B) a statement (the “Closing Statement”) which sets forth in reasonable detail (I) a calculation of the Aggregate Closing Amount, (II) the Per Share Closing Consideration, and (III) the number of issued and outstanding Shares held by each Seller as of immediately prior to the Closing Date.

(ii)         The “Closing Adjustment” shall be an amount equal to the Estimated Closing Working Capital minus the Target Working Capital. If the Closing Adjustment is a positive number, the Cash Consideration (and thus the Purchase Price) shall be increased by the amount of the Closing Adjustment. If the Closing Adjustment is a negative number, the Cash Consideration (and thus the Purchase Price) shall be reduced by the amount of the Closing Adjustment.

(b)          Post-Closing Adjustment.

(i)          Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to the Stockholders’ Representative (A) a calculation of Closing Working Capital (the “Closing Working Capital Statement”) and (B) a certificate of Buyer that the Closing Working Capital Statement was prepared in accordance with GAAP, applied using the same Accounting Rules used by and applied to the Company in the preparation of the Year End Financial Statements for the most recent fiscal year end as if such Closing Working Capital Statement were being prepared and reviewed as of a fiscal year end (except that the Closing Working Capital Statement shall not contain footnotes and other presentation items or other year-end adjustments that may be required by GAAP).

(ii)          The post-closing adjustment shall be a dollar for dollar adjustment (whether positive or negative) equal to the difference between the Closing Working Capital and the Estimated Closing Working Capital (the “Post-Closing Adjustment”) to be made in accordance with Section 1.8(c)(vi).

(c)          Examination and Review.

(i)          Examination. After receipt of the Closing Working Capital Statement, the Stockholders’ Representative shall have thirty (30) days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, the Stockholders’ Representative’s Accountants shall have full access to the books and records of the Company, the personnel of, and work papers prepared by, Buyer and/or Buyer’s Accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in the possession of Buyer or any of its Representatives) relating to the Closing Working Capital Statement as the Stockholders’ Representative may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections (as defined below); provided, that such access shall be in a manner that does not materially interfere with the normal business operations of Buyer or the Company.

5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(ii)         Objection. On or prior to the last day of the Review Period, the Stockholders’ Representative may object to the Closing Working Capital Statement by delivering to Buyer a written statement setting forth the Stockholders’ Representative’s objections in reasonable detail, specifically identifying each disputed item or amount and the basis for the Stockholders’ Representative’s disagreement therewith (the “Statement of Objections”). If the Stockholders’ Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment reflected in the Closing Working Capital Statement shall be deemed to have been accepted by the Stockholders’ Representative. If the Stockholders’ Representative delivers the Statement of Objections before the expiration of the Review Period, Buyer and the Stockholders’ Representative shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment, and Closing Working Capital Statement with such changes as may have been previously agreed in writing by Buyer and the Stockholders’ Representative, shall be final and binding.

(iii)        Resolution of Disputes. If the Stockholders’ Representative and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to the office of an impartial nationally recognized firm of independent certified public accountants mutually approved by Buyer and the Stockholders’ Representative (such approval not to be unreasonably withheld, conditioned or delayed) and other than the Stockholders’ Representative’s Accountants or Buyer’s Accountants (the “Independent Accountant”). The Independent Accountant, acting as an expert and not as an arbitrator, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment and the Closing Working Capital Statement as the Independent Accountant deems appropriate. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties, and their decision for each Disputed Amount must be within the range of values assigned to each such Disputed Amount in the Closing Working Capital Statement and the Statement of Objections and must be decided using the same accounting methods, practices, and principles that were used in the preparation of the Year End Financial Statements.

(iv)        Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Sellers, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Sellers or Buyer, respectively, bears to the aggregate amount actually contested by Sellers and Buyer. For example, if the Stockholders’ Representative challenges the calculation of the Post-Closing Adjustment by an amount of Twenty Five Thousand Dollars ($25,000), but the Independent Accountant determines that the Stockholders’ Representative has a valid claim for only Fifteen Thousand Dollars ($15,000), the Stockholders’ Representative shall bear forty percent (40%) of the fees and expenses of the Independent Accountant and Buyer shall bear the other sixty percent (60%) of such fees and expenses.

6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(v)         Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within ten (10) days (or such other time as the parties hereto shall mutually agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

(vi)        Payments of Post-Closing Adjustment. Except as otherwise provided herein, any payment of the Post-Closing Adjustment, shall be due (x) within five (5) Business Days of acceptance of the Closing Working Capital Statement or (y) if there are Disputed Amounts, then within five (5) Business Days of the resolution described in clause (v) above. To the extent that the Post-Closing Adjustment is an amount payable by the Sellers to the Buyer, each Seller shall pay to Buyer its respective Pro Rata Percentage of the Post-Closing Adjustment; provided, however, that Buyer may, but shall not be obligated to, exercise its offset rights pursuant to Section 8.7. To the extent that the Post-Closing Adjustment is an amount payable by Buyer to the Stockholders’ Representative on behalf of the Sellers, then the Stockholders’ Representative upon receipt shall promptly then distribute such Post-Closing Adjustment received from Buyer to the Sellers in accordance with their respective Pro Rata Percentages, by wire transfer as designated in their respective Letters of Transmittal, of immediately available funds.

(d)          Adjustments for Tax Purposes. Any payments made pursuant to this Section 1.8 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

7

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

1.9          Stockholders’ Representative.

(a)          JJT King, LLC is hereby appointed as the Seller Indemnifying Parties’ true and lawful representative, proxy, agent and attorney-in-fact to serve as the Stockholders’ Representative with full power and authority to act for, and on behalf of, the Seller Indemnifying Parties in connection with all matters relating to the Transaction Documents and the Transaction, including, without limitation, (i) to take such actions and to execute and deliver such amendments, modifications, waivers and consents in connection with this Agreement and the other Transaction Documents, (ii) to give and receive notices and communications, (iii) to receive and accept service of legal process in connection with any Action arising under the Transaction Documents or in connection with the Transaction, (iv) to receive and deliver to the Sellers, in accordance with their respective Pro Rata Percentages, the amount(s) comprising the Post-Closing Adjustment (as applicable), the remainder of the Stockholders’ Representative Expense Account, the Earnout Consideration, as applicable, (v) to object to or accept any claims against or on behalf of the Seller Indemnifying Parties in connection with the Post-Closing Adjustment, and/or the Holdback, as applicable, (vi) to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to the Post-Closing Adjustment, and/or the Holdback, as applicable, (vii) to enforce payment of any amounts payable to the Seller Indemnified Parties on behalf of the Buyer Indemnifying Parties, in the name of the Seller Indemnifying Parties, (viii) to receive any and all notices and other communications to the Seller Indemnifying Parties on behalf of the Seller Indemnifying Parties as provided in Section 10.5 hereof, and (ix) to take all actions and execute such documents as are or may be necessary or appropriate in the opinion of the Stockholders’ Representative for the accomplishment of the foregoing. Such agency may be changed at any time and from time to time by the written agreement of Sellers holding more than 50% of the issued and outstanding Shares that approved the Transaction, and shall become effective upon not less than ten (10) calendar days’ prior written notice to Buyer. In the event that for any reason the Stockholders’ Representative shall no longer be serving in such capacity, including, without limitation, as a result of the death, resignation, or incapacity of such Stockholders’ Representative, the Sellers holding more than 50% of the issued and outstanding Shares that approved the Transaction shall designate another Person to act as the Stockholders’ Representative. Any change in the Stockholders’ Representative pursuant to the foregoing sentence shall become effective upon delivery of written notice of such change to Buyer. The Stockholders’ Representative shall not receive compensation for its services; provided, however, that should a stockholders’ representative other than JJT King, LLC be named, a majority in interests of the Sellers may approve payment of compensation to such newly designated stockholders’ representative, as deemed to be in the best interest of all Sellers. The authority conferred under this Section 1.9 is an agency coupled with an interest and, to the extent permitted by applicable Law, all authority conferred hereby is irrevocable and not subject to termination by the undersigned or by operation of law, whether by the death or incapacity of any of the Sellers, or the occurrence of any other event.

(b)          The Stockholders’ Representative shall not be liable to the Sellers for any act done or omitted hereunder in its capacity as Stockholders’ Representative while acting in good faith and in the absence of fraud, bad faith, gross negligence or willful misconduct on its part. The Sellers shall, severally and not jointly, indemnify the Stockholders’ Representative and hold the Stockholders’ Representative harmless from and against any and all Damages, Actions, liabilities, losses, taxes, fines, penalties, costs, claims and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which are actually incurred by the Stockholders’ Representative as a result of any good faith error of judgment on the part of such Stockholders’ Representative or for any other act done or omitted in good faith by such Stockholders’ Representative in connection with the administration of its duties hereunder, except where such losses arise from or are the result of such Stockholders’ Representative’s fraud, bad faith, gross negligence or willful misconduct. Any act done or omitted by the Stockholders’ Representative in accordance with the advice of counsel or other expert shall be conclusive evidence of such good faith. The Seller Indemnifying Parties acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Stockholders’ Representative or the termination of this Agreement.

8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(c)          Any decision, act, consent or instruction taken or given by the Stockholders’ Representative pursuant to this Agreement shall constitute a decision, act, consent or instruction of all Sellers and shall be final, binding and conclusive upon each such Seller. Buyer may rely upon any such decision, act, consent or instruction of the Stockholders’ Representative as being the decision, act, consent or instruction of each and every Seller and shall have no duty to inquire as to the acts and omissions of the Stockholders’ Representative. Buyer is hereby relieved from any liability to any Person for any acts done by them in accordance with, or otherwise with respect to any aspect of, such decision, act, consent or instruction of the Stockholders’ Representative.

(d)          All Stockholders’ Representative Expenses will be borne and paid by the Sellers according to their respective Pro Rata Percentage. Stockholders’ Representative Expenses will be paid to the Stockholders’ Representative from the Stockholders’ Representative Expense Account. For the avoidance of doubt, while this section allows the Stockholders’ Representative to be reimbursed from the Stockholders’ Representative Account, this does not relieve Sellers from promptly paying their respective Pro Rata Percentage of all of the Stockholders’ Representative Expenses as they are suffered or incurred in excess of the Stockholders’ Representative Expense Amount, nor does it prevent the Stockholders’ Representative from seeking any remedies available to it at law or otherwise in respect of the Pro Rata Percentage of any unpaid amounts due from any Seller.

(e)          Notices given to the Stockholders’ Representative in accordance with Section 10.5 shall constitute notice to the Sellers for all purposes under this Agreement.

Article II
Representations and Warranties of the Company

The Company represents and warrants to Buyer, and acknowledges that Buyer is relying upon such representations and warranties in connection with its purchase of the Shares, that the statements contained in this Article II are true and correct as of the date hereof, except as set forth in the Company Disclosure Schedule (the “Company Disclosure Schedule”), which disclosure shall provide an exception to, or otherwise qualify, the representations or warranties of the Company contained in the section of this Agreement corresponding by number to such disclosure and to any other representation or warranty in this Agreement to which the applicability of such disclosure is reasonably apparent on its face or if the items are expressly cross-referenced.

2.1          Corporate Organization; Standing and Power.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its Business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect. Section 2.1(a) of the Company Disclosure Schedule provides the jurisdictions in which the Company is qualified to do business. The Company has previously furnished to Buyer a complete and correct copy of its certificate of incorporation and bylaws (or equivalent documents), each as amended to date (the “Company Charter Documents”). The Company is not in violation of any of the provisions of the Company Charter Documents.

9

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          Each of the Company’s Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, registration or formation, as the case may be, set forth in Section 2.1(b) of the Company Disclosure Schedule, except as would not reasonably be expected to result in a Material Adverse Effect. Each of the Company’s Subsidiaries has all requisite entity power and authority to own, lease and operate its properties and to carry on its Business as now being conducted, except as would not reasonably be expected to result in a Material Adverse Effect. Each of the Company’s Subsidiaries is qualified to do business as a foreign corporation, limited liability company, partnership or other entity in all jurisdictions where the nature of its Business requires such qualification, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect. The Company has previously made available to Buyer complete copies of the charter and bylaws (or equivalent documents) for each of the Company’s Subsidiaries as currently in effect (“Subsidiary Charter Documents”). No Subsidiary of the Company is in violation of the provisions of its respective applicable Subsidiary Charter Documents.

(c)          Each location in which the Company or any of the Company Subsidiaries has owned, leased or operated real property in the last six (6) years is set forth in Section 2.1(c) of the Company Disclosure Schedule.

2.2          Capitalization. Section 2.2 of the Company Disclosure Schedule (a) sets forth all of the holders of Capital Stock of the Company, who are the sole registered and beneficial holders of all of the issued and outstanding securities of any kind of the Company (voting or otherwise) and the class and number of securities held by each holder, (b) specifically identifies any options that are outstanding or expected to be exercised or converted on or prior to the Closing Date, and (c) identifies each such holder’s relative percentage of such security. All of the issued and outstanding shares of the Capital Stock or other equity interests of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.2 of the Company Disclosure Schedule, there are no other equity securities of any kind, no options, rights, warrants, preemptive rights, calls, subscriptions, commitments, stockholder agreements or other instruments, understandings or contracts (whether oral or written) outstanding giving any person or entity the right to acquire from the Company (whether by exercise, conversion or otherwise) any securities of any kind of the Company (voting or otherwise) nor are there any commitments to issue or execute any of the foregoing. None of the outstanding Shares has been issued in violation of any preemptive rights of any security holder of the Company or in violation of applicable securities Laws or any other Law of any jurisdiction applicable to such issuance.

10

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

2.3          Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the Transaction and the transactions contemplated by the Transaction Documents. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transaction and the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors or similar Laws affecting creditors’ rights generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether considered in a proceeding at Law or in equity).

2.4          Subsidiaries. Section 2.4 of the Company Disclosure Schedule lists each Subsidiary of the Company. The Company owns, directly or indirectly, all of the issued and outstanding Capital Stock or other equity interests of each of its Subsidiaries, free and clear of all Encumbrances other than Encumbrances related to the Indebtedness and limitations imposed by United States federal, state, provincial and foreign securities Laws. None of the Company’s Subsidiaries owns, directly or indirectly, any Capital Stock or other equities, securities or interests in any corporation, limited liability company, partnership, joint venture or other entity, whether incorporated or unincorporated.

2.5          Absence of Restrictions and Conflicts.

(a)          Except as set forth in Section 2.5(a) of the Company Disclosure Schedule, the execution and delivery by the Company and the Sellers of this Agreement and the Transaction Documents do not, and the performance of its obligations hereunder and pursuant to the Transaction Documents will not, (i) conflict with or violate (A) the Company Charter Documents, (B) the Subsidiary Charter Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) of this Section 2.5 have been obtained and all filings and obligations described in subsection (b) of this Section 2.5 have been made, conflict with or violate any Law applicable to the Company or any Subsidiary, or by which any property or asset of the Company or any Subsidiary, is bound, or (iii) require any consent or notice or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation) under any Material Contract, or result in the triggering of any payments or result in the creation of an Encumbrance on any property or asset of the Company or any Subsidiary, in all cases, pursuant to, any of the terms, conditions or provisions of any Material Contract, except, with respect to clauses (ii) and (iii) such triggering of payments, liens, Encumbrances, filings, notices, Permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not reasonably be expected to result in a Material Adverse Effect.

11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          The execution and delivery by the Company and the Sellers of this Agreement and the Transaction Documents and the consummation of the Transaction does not, and the performance of its obligations hereunder will not, require any consent, approval, order, authorization or Permit of, or filing with or notification to, any Governmental Authority or any third-party Client, except (i) (A) for the notification requirements of the HSR Act (B) the notices and consents referred to on Section 2.5(a) of the Company Disclosure Schedule, and (ii) where the failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications would not (A) prevent or materially delay consummation of the Transaction or (B) reasonably be expected to result in a Material Adverse Effect.

2.6          Compliance with Laws. Except as set forth in Section 2.6 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries has received written notice that it is under investigation with respect to, or, to the Knowledge of the Company, is otherwise now under investigation with respect to, a violation of any applicable Law that in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have filed all reports and have all Licenses required to be filed with any Governmental Authority necessary to carry on the Business of the Company and its Subsidiaries as presently conducted except where the failure to make such filings or obtain such Licenses would not reasonably be expected to have a Material Adverse Effect.

2.7          Financial Statements; Receivables.

(a)          In General. Section 2.7(a) of the Company Disclosure Schedule contains the Company’s reviewed consolidated balance sheets and statement of operations and statement of cash flows as of and for the fiscal year ended December 31, 2017 (the “Year End Financial Statements”), and the Company’s internally prepared consolidated balance sheets and statements of income and cash flows as of and for the eleven-month period ended November 30, 2018 (the “Interim Financial Statements,” together with the Year End Financial Statements, the “Company Financial Statements”). Other than as described in Section 2.7(a) of the Company Disclosure Schedule, the Company Financial Statements (including the notes thereto in the case of the Year End Financial Statements) present fairly, in all material respects, the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby, and have been prepared in accordance with GAAP, except that Interim Financial Statements do not include notes and other presentation items or other year-end adjustments that may be required by GAAP.

(b)          No Undisclosed Liabilities. Except as set forth in Section 2.7(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have no liabilities that would be required to be accrued on a balance sheet prepared in accordance with GAAP except for (i) liabilities disclosed or reserved against in the Company Financial Statements, (ii) liabilities incurred by the Company or its Subsidiaries subsequent to the date of the Interim Financial Statements in the ordinary course of business, (iii) performance obligations under the executory portion of any Contract by which the Company and/or its Subsidiaries are bound, (iv) liabilities under this Agreement or the Transaction, (v) liabilities as reflected in the definitions of Indebtedness and Transaction Expenses, and (vi) liabilities included in the calculation of Estimated Closing Working Capital.

12

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(c)          Accounts Receivable. Section 2.7(c) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable as of November 30, 2018. All accounts receivable reflected in the Company Financial Statements or recorded on the books of the Company resulted from the ordinary course of business and have been properly recorded. Subject to the recorded reserves provided consistent with prior periods and throughout the periods involved, all billed and, to the Knowledge of the Company, all unbilled receivables are good and collectible in full without any discount, setoff or valid counterclaim (net of recovery from vendors or subcontractors), in amounts equal to not less than the amounts thereof reflected in the Company Financial Statements.

(d)          No Letters of Credit, Bonds or Guarantees. Except as reflected in the Company Financial Statements or as set forth in Section 2.7(d) of the Company Disclosure Schedule, the Company and its Subsidiaries (i) have no bonds or letters of credit outstanding as to which the Company has any actual or contingent reimbursement obligations; (ii) are not a party to or bound, either absolutely or on a contingent basis, by any agreement of guarantee, indemnification, reimbursement or any similar commitment, in each case with respect to the liabilities or obligations of any other Person (whether accrued, absolute, or contingent); and (iii) are not a party to any swap, hedge, derivative, or similar instrument. For the avoidance of doubt, customer and vendor Contracts entered into in the ordinary course of business and confidentiality and nondisclosure agreements of the Company and its Subsidiaries are outside the scope of clause (ii) of the immediately preceding sentence.

2.8          Absence of Certain Changes or Events. Except as set forth in Section 2.8 of the Company Disclosure Schedule, since November 30, 2018, except as disclosed in this Agreement (or its exhibits or schedules) or, after the date hereof, otherwise approved by Buyer as and if required under the terms of this Agreement, the Company and its Subsidiaries have conducted the Business in the ordinary course of business and there has not been any effect, event, development or change that has resulted in a Material Adverse Effect, or if such effect, event, development or change had occurred between the date hereof and the Closing, would violate Section 5.2.

2.9          Litigation. Except as set forth on Section 2.9 of the Company Disclosure Schedule, as of the date hereof, there is no private or governmental Action pending before any Governmental Authority or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries or, to the Knowledge of the Company, threatened against any of its properties, officers, directors or stockholders (in their capacities as such). There is no judgment, decree or order against the Company or its Subsidiaries. Except as set forth on Section 2.9 of the Company Disclosure Schedule, the Company is not a party (nor, to the Knowledge of the Company, threatened to become a party) to any Action. The Company has no plans to initiate any Action against any third party.

13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

2.10        Governmental Authorization. Except as set forth on Section 2.10 of the Company Disclosure Schedule, the Company holds all Permits (a) pursuant to which the Company or its Subsidiaries currently operate or hold any interest in any of its properties related to the Business or (b) that is required for the operation of the Business or the holding of any such interest, and all of such Permits are, immediately prior to the Closing, in full force and effect, except where the failure to obtain or have any such Permits could not reasonably be expected to have a Material Adverse Effect.

2.11        Real Property.

(a)          The Company and its Subsidiaries do not own any parcel of real property.

(b)          Section 2.11(b) of the Company Disclosure Schedule sets forth a correct and complete list of the real property currently leased by the Company or its Subsidiaries, excluding public or self-storage units (the “Leased Real Property”), including the address of the Leased Real Property and a list of all leases (the “Leases”) for each such Leased Real Property.

(c)          The Company or one of its Subsidiaries has a valid leasehold interest in the Leased Real Property, and the Leases are in full force and effect in all material respects. Except as set forth in Section 2.11(c) of the Company Disclosure Schedule, the Transaction does not require landlord consent and will not result in a breach of, or default under, any of the Leases.

(d)          No written (or, to the Knowledge of the Company, oral) notice of default has been received or delivered by the Company or any of its Subsidiaries under any Lease which default has not been cured, waived or rescinded as of the date hereof.

(e)          Neither the Company nor any of its Subsidiaries have subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof.

(f)           The improvements and fixtures in the Leased Real Property are in normal operating condition and capable of being used for their intended purposes, ordinary wear and tear excepted, except as would not reasonably be expected to result in a Material Adverse Effect. The Leased Real Property constitutes all of the real property utilized by the Company and its Subsidiaries in the operation of its Business.

2.12        Title to Assets; Related Matters.

(a)          As of the date hereof, the Company and its Subsidiaries own or have a valid leasehold interest in, all of their respective tangible personal property and tangible assets, free and clear of all Encumbrances, except Permitted Encumbrances. All equipment and other items of tangible personal property and tangible assets of the Company and its Subsidiaries (a) are in normal operating condition and capable of being used for their intended purposes, ordinary wear and tear excepted and (b) are usable in the ordinary course of business, except in each of cases (a) and (b) as would not reasonably be expected to result in a Material Adverse Effect.

14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          As of the date hereof, the tangible assets of the Company and its Subsidiaries include all of the material tangible assets that are adequate and sufficient to operate the business of the Company and its Subsidiaries in the same manner immediately after the Closing as was operated by the Company and its Subsidiaries on the date of this Agreement.

(c)          Neither the Company nor the Subsidiaries lease personal property with a value of Twenty Five Thousand Dollars ($25,000) or more. As of the date hereof, tangible assets leased by the Company or its Subsidiaries are free from material patent defects, and, to the Knowledge of the Company, material latent defects, and are reasonably suitable for the purposes for which they are currently being used by the Company or its Subsidiaries.

(d)          There are no conditions affecting any such tangible property or assets, or, to the Knowledge of the Company, developments currently existing which, individually or in the aggregate, would reasonably be expected to materially detract from the value of such tangible property or assets, or materially interfere with the use of any such tangible property or assets.

(e)          Notwithstanding anything in this Agreement to the contrary, certain assets of the Company listed on Schedule 4 hereto shall be distributed by the Company or its Subsidiaries to one or more of the Sellers at or prior to Closing (the “Excluded Assets”).

2.13        Intellectual Property.

(a)          Section 2.13(a) of the Company Disclosure Schedule identifies: (i) each registered and unexpired patent that has been issued to the Company or its Subsidiaries with respect to any of the Intellectual Property; (ii) each pending patent application or application for registration which the Company or its Subsidiaries have made with respect to any of the Intellectual Property; (iii) each currently registered trademark and currently registered service mark owned by the Company or its Subsidiaries; (iv) each trademark and service mark owned by the Company or its Subsidiaries which is the subject of a pending application; (v) each common law or otherwise unregistered trademark, or service mark owned or purportedly owned by the Company or its Subsidiaries; (vi) each registered domain name owned by the Company or its Subsidiaries; and (vii) each material license or agreement, that the Company or its Subsidiaries have entered into with respect to any of the foregoing items of Intellectual Property described in clause (i) through (vi), except for limited and non-exclusive licenses granted in the ordinary course of business to vendors and services providers in connection with providing services to the Company or as part of licenses for commercially available software. With respect to each item of Intellectual Property identified in Section 2.13(a) of the Company Disclosure Schedule: (i) except for the License Agreement with Clark Pest Control, Inc. dated October 19, 2000 (“Clark Pest Control License Agreement”) and the Agreement with Clarke Environmental Mosquito Management, Inc. dated April 20, 1998, the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or agreement prohibiting or limiting the Company’s or its Subsidiaries’ use thereof; (ii) no action, suit or proceeding is pending or has been threatened which challenges the legality, validity, enforceability, use or ownership of the item; and (iii) to the Knowledge of the Company, the item does not, nor has been alleged to, violate, breach or infringe the patent, trademark, copyright or other intellectual property rights of any other Person. No written (or, to the Knowledge of the Company, oral) license, agreement, or venture has been granted to any Person for the right to make, use, sell or offer to sell, the patent(s) or application(s) identified in Section 2.13(a) of the Company Disclosure Schedule.

15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          Section 2.13(b) of the Company Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company or its Subsidiaries use pursuant to a written license or agreement and is material to the Business (other than generally commercially available software, including off-the-shelf software subject to a shrinkwrap or clickwrap license). With respect to each such item of Intellectual Property identified in Section 2.13(b) of the Company Disclosure Schedule: (i) the license or agreement covering the item is legal, valid, binding and enforceable against the Company and/or its Subsidiaries, and in full force and effect except where the failure to be would not have a Material Adverse Effect; (ii) the Company and/or its Subsidiaries are not in material breach or default of the license or agreement; and (iii) the Company and its Subsidiaries have not granted any sublicense or similar right with respect to the license or agreement. The Company is in compliance in all material respects with the licensing obligations for the commercially available, off-the-shelf, and shrinkwrap or clickwrap software installed on the Company’s computer systems.

(c)          To the Knowledge of the Company, (i) the Company has neither sent nor has it received material notices or material communications relating to an alleged violation of the Digital Millennium Copyright Act of 1998; (ii) except as indicated in Section 2.13(c)(ii) of the Company Disclosure Schedule, the Company has neither sent nor has it received any material cease and desist letters with respect to any Intellectual Property identified in Section 2.13(a) of the Company Disclosure Schedule that has not been resolved favorably to the Company; and (iii) the Company either owns or has the right to use copyrightable content, including, but not limited to any advertising, marketing, Websites, designs, photographs, manuals, brochures, instruction sheets, or any other printed or electronic works currently used in and material to the business.

2.14        Taxes. Except as set forth in Section 2.14 of the Company Disclosure Schedule:

(a)          The Company and its Subsidiaries have timely filed (taking into account all applicable extensions) all Tax Returns required to have been filed under applicable Laws and the Company and its Subsidiaries have paid all Taxes required to be paid in respect of such taxable periods by the Company and its Subsidiaries. The Tax Returns filed with respect to the Company and its Subsidiaries are true, correct and complete in all material respects. The Company and its Subsidiaries will not have any liability for Taxes for any period ending on or before the Closing Date, or that portion of any Straddle Period up to and including the Closing Date, with respect to the operation of the Business, and transactions occurring, on or before the Closing Date, other than those liabilities for Taxes reflected as reserves on the Company Financial Statements, as otherwise incurred in the ordinary course of business after the date of the Company Financial Statements or as a result of the transactions contemplated by this Agreement (including the Section 338(h)(10) Election).

16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          Neither the Company nor any of its Subsidiaries have (i) consummated or participated in, nor are currently participating in, any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662, 6011, 6111 or 6112 of the Code, applicable regulations thereunder or other related published guidance from the Internal Revenue Service (“IRS”) or (ii) engaged in any transaction that could give rise to (1) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (2) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (3) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code or the regulations thereunder.

(c)          The Company and its Subsidiaries have not received notice that the IRS or any other Governmental Authority has asserted against the Company or its Subsidiaries any deficiency or claim for Taxes, and no issue has been raised by any Governmental Authority in any audit that could reasonably be expected to result in a proposed deficiency of the Company or its Subsidiaries for any Pre-Closing Straddle Tax Period not so examined, other than any such assessment or issue that has been fully resolved. No claim has ever been made by a Governmental Authority with which the Company or any of its Subsidiaries (as the case may be) does not file Tax Returns that the Company or such Subsidiary (as the case may be) are or may be subject to taxation by that Governmental Authority, nor, to the Knowledge of the Company, is there any reasonable factual basis or legal basis for any such claim.

(d)          All Tax deficiencies asserted or assessed by a Governmental Authority against the Company or its Subsidiaries have been paid or finally settled with no remaining amounts owed.

(e)          There is no pending or, to the Knowledge of the Company, threatened action, audit, claim, assessment, reassessment, proceeding, or investigation with respect to the Company or its Subsidiaries involving: (i) the assessment or collection of Taxes, or (ii) a claim for refund made by the Company or its Subsidiaries with respect to Taxes previously paid.

(f)          All amounts that are required to be collected or withheld by the Company or its Subsidiaries, or with respect to Taxes of the Company and its Subsidiaries, have been duly collected or withheld, and all such amounts that are required to be remitted to any Governmental Authority have been duly remitted on a timely basis to the appropriate Governmental Authority.

(g)          Neither the Company nor any Subsidiary (i) has been a member of an affiliated group of corporations (as defined in Section 1504 of the Code) (other than a group the common parent of which is the Company) or (ii) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(h)          There are no outstanding waivers of any statute of limitations with respect to the assessment, reassessment or collection of any Tax, the filing of any Tax Returns or the payment or remittance of any Tax or amount on account of Tax.

17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(i)          There are no Encumbrances for Taxes (other than Permitted Encumbrances) due and payable upon the assets of the Company or its Subsidiaries.

(j)          Neither the Company nor its Subsidiaries have participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

(k)          There are no outstanding requests for extensions of time within which to file returns and reports in respect of any Taxes owed by the Company or its Subsidiaries.

(l)          Accruals or reserves for current taxes and deferred tax liabilities as stated in the Year End Financial Statements and the Interim Financial Statements are all in accordance with GAAP applied in a manner consistent with past practices. With respect to the Interim Financial Statements, such accruals or reserves will be adjusted in the ordinary course of business in accordance with GAAP in a manner consistent with that used in prior taxable periods.

(m)          There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions as described in Treasury Regulation Section 1.1502-13 (or predecessor regulations) or excess loss accounts described in Treasury Regulation Sections 1.1502-32 or 1.1502-19 (or predecessor regulations) or similar items, of the Company or its Subsidiaries that will be recognized or otherwise taken into account as a result of the Transaction.

(n)          The Company and its Subsidiaries are not a party to or bound by any tax-sharing agreement, or similar arrangement (whether express or implied) under which it could have any continuing liabilities after the Closing Date.

(o)          The Company and its Subsidiaries have not applied for a ruling relating to Taxes from any Governmental Authority or entered into any closing agreement with any Governmental Authority relating to Taxes.

(p)          The Company has made available to Buyer correct and complete copies of federal, state and local income Tax Returns that have actually been filed on or before the Closing Date on behalf of the Company and its Subsidiaries for all taxable years ending on or after December 31, 2014.

(q)          Neither the Company nor any of its Subsidiaries has been, in the past five (5) years, a party to a transaction reported or intended to qualify as a reorganization under Section 368 of the Code. The Company has not been described as a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares that was reported or otherwise constituted a distribution of shares under Section 355(i) of the Code in the two (2) years prior to the date of this Agreement or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transaction.

18

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(r)          There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which the Company or its Subsidiaries are a party and that could be treated as a partnership for federal income tax purposes.

(s)          Neither the Company nor its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)          change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)         installment sale or open transaction disposition made on or prior to the Closing Date; or

(iii)        prepaid amount received on or prior to the Closing Date.

Notwithstanding any other provision of this Agreement, the Company is not making and shall not be construed to have made any representation or warranty as to (i) the amount or availability of any net operating loss, capital loss, tax credit, tax basis or other tax attribute, or (ii) any Tax position that the Buyer or any of its Affiliates (including the Company and any of its Subsidiaries) may take with respect to any taxable period (or portion thereof) beginning on or after the Closing Date.

2.15          Employee Benefit Plans.

(a)          List of Plans. Section 2.15(a) of the Company Disclosure Schedule contains a correct and complete list of each Benefit Plan (whether or not ERISA applies) and each other employment, consulting, bonus or other incentive compensation, salary continuation during any absence from active employment for disability or other reasons, pension, retirement, supplemental retirement, supplemental pension, profit sharing, hospitalization, health, dental, disability, insurance, sick pay, tuition assistance, club membership, employee loan, vacation pay, paid time off, severance, deferred compensation, incentive, fringe benefit, change in control, retention, stock option, stock purchase, restricted stock or other compensatory plan, policy, practice, agreement or arrangement, whether or not in writing, (i) which provides benefits or compensation to current or former employees, leased employees, independent contractors, officers or directors or any beneficiaries thereof; (ii) which is currently maintained, administered, contributed to or required to be contributed to by the Company or any Subsidiary, or (iii) to which the Company or any Subsidiary is or has been a party or has had, or could have any liability whether accrued, contingent or otherwise (collectively, the “Company Plans”).

19

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          Plan Documentation. With respect to each Company Plan, the Company has made available to Buyer true, accurate and complete copies of: (i) the current plan documents and all amendments thereto; (ii) a written description of any Company Plan that is not in writing; (iii) trust agreements, insurance and group annuity contracts, and other funding vehicles; (iv) any award certificates or agreements issued under the Company Plan; (v) the current summary plan descriptions and summary of material modifications or other plan descriptions; (vi) the most recent determination or opinion letter from the IRS; (vii) the charter or by-laws for any fiduciary committee of the Company Plan; (viii) the investment policy statement; (ix) the most recent annual notices provided to employees (including without limitation the participant fee disclosure issued to comply with the regulations under ERISA Section 404, automatic enrollment notices, qualified default investment fund notices, and safe harbor 401(k) plan notices, and Women’s Health and Cancer Rights notice); (x) the HIPAA privacy and security policies and procedures; (xi) the most recent annual filings made with the IRS (other than Form 5500); and (xii) any other Company Plan-related document requested in writing by Buyer.

(c)          Reliance on Plan Documents. Except as provided pursuant to Sections 2.15(a) and (b), there are no other Company Plans or amendments to any Company Plans that have been adopted, approved or implemented and that affect any current or former employee, leased employee, independent contractor, officer or director (or their beneficiaries) of the Company or any Subsidiary. No written or oral statement has been made with regard to any Company Plan that was not in accordance with the terms of such Company Plan and that could have a material adverse economic consequence to the Company, a Subsidiary, or Buyer and its Affiliates.

(d)          Material Compliance. Each of the Company Plans is, and has been, maintained, administered, and operated in all material respects in accordance with its terms and in compliance in all material respects with applicable Laws including, but not limited to, the Code and ERISA. The IRS has issued, or is deemed to have issued, a favorable determination letter with respect to each Company Plan that is intended to be a “qualified plan” within the meaning of Code Section 401(a); and, to the Company’s Knowledge, no fact or event has occurred before or since the date of such letter or letters that could adversely affect the qualified status of such Company Plan. In particular and without limiting the foregoing:

(i)          Neither the Company nor any Subsidiary and, to the Company’s Knowledge, no other Person has engaged in any transaction with respect to any Company Plan that would be reasonably likely to subject the Company, a Subsidiary, a Company Plan fiduciary, or any other Person to any material Taxes or material penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Law;

(ii)         All Company Plans that are group health plans have been operated in material compliance with COBRA and HIPAA;

(iii)        Each Company Plan that is a nonqualified deferred compensation plan (as defined in Code Section 409A(d)(1)) is, and has been, exempt from, and/or in compliance with, Code Section 409A; and no participant in such Company Plan has become subject to (whether or not reported) the Tax imposed by Code Section 409A(a)(1)(B);

(iv)        For all periods on and after January 1, 2015, the Company and each Subsidiary has offered to all of its “full-time employees” and their “dependents” “minimum essential coverage” that provides “minimum value” and is “affordable” (all within the meanings given such terms in Section 4980H of the Code and the regulations thereunder). The Company and each Subsidiary have complied in all material respects with all other requirements of the Patient Protection and Affordable Care Act; and

20

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(v)         All notices required by the Law to be provided to participants and beneficiaries in each Company Plan have been provided in a manner and at a time that complies with such legal requirements.

(e)          Certain Types of Plans. (i) None of the Company Plans is a Multiemployer Plan, a multiemployer welfare plan, a multiple employer plan within the meaning of Code Section 413(c); and (ii) neither the Company nor its Subsidiaries have sponsored, maintained or contributed to, or otherwise could have any liability with respect to, any Benefit Plan subject to Title IV of ERISA.

(f)          Post-Employment Welfare Plans. No Company Plan provides health care or other welfare benefits to former employees or beneficiaries or dependents thereof, except for continuation coverage as required by COBRA or by applicable state insurance Laws; and any such COBRA continuation coverage is provided only to the extent that the former employee pays the entire “applicable premium” as defined in COBRA.

(g)          Funding.

(i)          Except as would not be material, all contributions (including employee salary reduction contributions), premiums or other payments by the Company or the Subsidiaries due or required to be made under any Company Plan prior to the date hereof or the Closing Date have been made as of the date hereof and as of the Closing Date, as applicable, in accordance with the terms of each Company Plan and applicable Law; and

(ii)         Except as would not be material, to the extent required in accordance with GAAP, the Company and the Subsidiaries have made, and as of the Closing Date will have made, appropriate entries in their financial records and statements for liabilities under Company Plans that have accrued but are not due; and

(iii)        There are no pending (or, to the Knowledge of the Company, threatened) audits, investigations, examinations, actions, liens, suits, or proceedings relating to any Company Plan other than routine claims by individuals entitled to benefits thereunder, nor is any Company Plan the subject of any pending (or, to the Knowledge of the Company, any threatened) investigation or audit by any Governmental Authority or any other Person.

(h)          Acceleration of Vesting or Payments. The Transaction will not (either alone or together with any other event) (i) entitle any individual to any bonus, severance, retirement or other benefit; (ii) accelerate the time of payment or vesting; (iii) require any funding (through a grantor trust or otherwise) of compensation or benefits; or (iv) increase the amount payable or give rise to any other obligation pursuant to any Company Plan.

21

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(i)           ERISA Affiliates. The Subsidiaries are, and have been, the only ERISA Affiliates.

2.16        Employee Matters.

(a)          Section 2.16(a) of the Company Disclosure Schedule contains a true and complete list of all employees who are employed by the Company or Subsidiaries as of the date of this Agreement.

(b)          Except as disclosed in Section 2.16(b) of the Company Disclosure Schedule, there are no Actions pending, or, to the Knowledge of the Company, threatened (meaning any informal, formal, written or verbal complaint related to an alleged violation of the law as enumerated in this section) or reasonably anticipated relating to any labor and employment, employee benefits, state/municipal leave, wage and hour, state wage orders (including, but not limited to, overtime pay, rest and meal periods, itemized wage statements, and termination pay), workers’ compensation, workplace health and safety or human rights or discrimination or retaliation matters involving any employee or independent contractor of the Company that could materially affect the Business or Buyer’s operation of the Business substantially in the manner being conducted. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees or contractors and no collective bargaining agreement is being negotiated by the Company. To the Knowledge of the Company, there are no current attempts to organize or establish any labor union or employee association with respect to any employees or contractors of the Company.

(c)          The Company has paid, or has accurately reflected in its books and records, all compensation, remuneration, salaries, wages, bonuses, fringe benefits, incentives, and other material compensation, including termination and severance pay (if applicable) accruing up to the Closing in respect of all current and former employees of the Company and its Subsidiaries. There are no bonuses or incentives that are payable to employees of the Company in respect of projects or work undertaken for the period prior to and ending on Closing.

(d)          There are no (i) agreements providing for payments to any director, officer, employee or independent contractor in connection with a change of control of the Company, or (ii) agreements as to length of termination notice greater than thirty (30) days or severance payment required to terminate employment, other than such as results by Law from the employment of an employee without an agreement as to notice or severance. There are no promises of, or other legally binding commitments to provide, increases of compensation to the employees of the Company or its Subsidiaries over or beyond those set out in such contracts of employment or Company Plans.

22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(e)          Other than as set forth in Section 2.16(e) of the Company Disclosure Schedule, none of the full time current employees or independent contractors of the Company or its Subsidiaries receiving annual compensation over Twenty Five Thousand Dollars ($25,000) have given the Company written notice terminating his or her employment or engagement with the Company, or terminating his or her employment upon a sale of, or business combination relating to, the Company or in connection with the Transaction. Other than as set forth in Section 2.16(e) of the Company Disclosure Schedule, since December 31, 2017, the Company has not terminated any employees or independent contractors outside of the ordinary course of business. Other than as may be determined in connection with the Transaction, the Company has no present intention to terminate the employment of any current key employee or independent contractor of the Company or its Subsidiaries, or any group of employees or independent contractors. To the Knowledge of the Company, no current employee, consultant or independent contractor is a party to or is bound by any employment agreement, patent disclosure agreement, non-competition agreement, any other restrictive covenant or other agreement with any Person, or subject to any judgment, decree or order of any court or administrative agency, any of which would reasonably be expected to have a material adverse effect in any way on (i) the performance by such Person of any of his or her duties or responsibilities for the Company or (ii) the Business.

(f)          The Company has made all required payments to its unemployment compensation reserve accounts with the appropriate Governmental Authority of the states or other jurisdictions where it is required to maintain such accounts.

(g)          The Company is now and at Closing will be in compliance in all material respects with its employment policies and procedures (a copy of which have been provided to Buyer), all applicable Laws and Contracts relating to employment and employment practices, including immigration, wages, hours, meal and rest periods, sick leave pay, medical leave practices, occupational health and safety, and terms and conditions of employment (including employee compensation matters and the correct classification of employees as exempt employees and non-exempt employees under the Fair Labor Standards Act and any other applicable Laws). The Company has not incurred, and no circumstances exist as of the date of this Agreement, under which the Company would reasonably be expected to incur, any material liability arising from the misclassification of any employee as a consultant or independent contractor.

2.17        Material Contracts.

(a)          Section 2.17 of the Company Disclosure Schedule sets forth a correct and complete list of the following Contracts to which the Company or any of its Subsidiaries is currently a party (other than Company Plans set forth on Section 2.15(a) of the Company Disclosure Schedule) (all such Contracts, the “Material Contracts”):

(i)          any voting trust or other agreements affecting the voting rights of holders of the Capital Stock of the Company to which any of the Sellers or the Company is a party other than the Company Charter Documents and the Subsidiary Charter Documents;

(ii)         all Contracts to which the Company or any of its Subsidiaries is a party evidencing or governing Indebtedness;

(iii)        any Contracts relating to the making of any loan or advance by the Company or any of its Subsidiaries;

23

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(iv)        all Contracts to which the Company or any of its Subsidiaries is a party relating to the Leased Real Property;

(v)         all operating leases or licenses involving the use of any material personal property or material asset (excluding any real property or Intellectual Property) of the Company and its Subsidiaries for which the annual rent exceeds Fifty Thousand Dollars ($50,000);

(vi)        all Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company or any Subsidiary of an amount in excess of Fifty Thousand Dollars ($50,000) per Contract;

(vii)       all current Contracts with Clients and Vendors;

(viii)      any Contracts with sales agents or other agents, brokers, franchisees, distributors or dealers other than in the ordinary course;

(ix)         any Contract that imposes any ongoing non-compete, exclusivity or similar restriction on the Company or any of its Subsidiaries with respect to any line of business or geographic area in which the Company or any Subsidiary is currently engaged (excluding, for avoidance of doubt, any employee non-solicit and/or no-hire covenants entered into by the Company or any of its Subsidiaries in the ordinary course of business);

(x)          any license, sublicense or royalty agreement relating to items of Intellectual Property required to be identified in Section 2.13(a) and Section 2.13(b) of the Company Disclosure Schedule;

(xi)         any Contract that requires the Company or its Subsidiaries to make payments in an amount greater than Fifty Thousand Dollars ($50,000) per annum that is not terminable without penalty upon less than six (6) months prior written notice by the Company or its Subsidiaries;

(xii)        any Contract that contains a “most favored nations” provision;

(xiii)       any Contracts or engagements awarded to the Company or its Subsidiaries based on size, socio-economic or other preferred status;

(xiv)      any employment Contract involving aggregate compensation, inclusive of base salary, bonus and commission in excess of One Hundred Thousand Dollars ($100,000) per annum; and

(xv)       any partnership, limited liability company (other than wholly owned entities), joint venture or other similar Contracts to which the Company or any Subsidiary is a party.

24

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          Complete copies of each Material Contract, including all material amendments, modifications, and supplements thereof, have been made available to Buyer. As of the date hereof, each Material Contract is valid, binding and enforceable in all material respects in accordance with its respective terms with respect to the Company or any of its Subsidiaries, as applicable, subject only to the effect, if any, of (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors or similar Laws affecting creditors’ rights generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether considered in a proceeding at Law or in equity). Except as set forth in Section 2.17 of the Company Disclosure Schedule, the Company has not been informed by the counterparty in writing (or, to the Knowledge of the Company, orally) of any claim of material breach by the Company or any of its Subsidiaries, as applicable, under any Material Contract and otherwise has no Knowledge of any such breach by the Company or any of its Subsidiaries, as applicable, under any Material Contract (and, to the Knowledge of the Company, no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or any of its Subsidiaries), nor any default which would give the other party the right to terminate or modify such Material Contract or would accelerate any material obligation or material payment by the Company nor, to the Knowledge of the Company, is any other party to any Material Contract in default thereunder. On or prior to the Effective Time, the Company shall have delivered all necessary notices to, and used its reasonable commercial efforts to have obtained all necessary consents from, all parties to any Material Contracts listed on Section 2.5(a) of the Company Disclosure Schedule as are required thereunder in connection with the Transaction. As of the date hereof, none of the Material Contracts is currently being renegotiated outside the ordinary course of business. To the Knowledge of the Company, solely with respect to Material Contracts with Clients, no party to any of such Material Contracts has made, asserted or has any defense, setoff or counterclaim under its Material Contract or has exercised any option granted to it to cancel, terminate or shorten the term of its Material Contract, in each case due to performance. No counterparty to a Material Contract has repudiated or, to the Knowledge of the Company, threatened to repudiate any provision of any Material Contract.

2.18        Transactions with Affiliates. Other than as set forth in Section 2.18 of the Company Disclosure Schedule, there are no loans, leases, royalty agreements or other continuing transactions with continuing obligations between the Company or its Subsidiaries and any of its present directors or officers or, to the Company’s Knowledge, former directors or officers or current or former employees (other than ordinary course proprietary information, invention assignment, non-competition or non-solicitation agreements that restrict the ability of such employee to compete with or solicit from the Company), consultants, representatives or stockholders or any member of any director, officer, employee, consultant, representative or stockholder’s family. To the Company’s Knowledge, none of its present directors, officers, employees, consultants or stockholders has any material interest in any entity that does business with the Company (other than any interest in less than 5% of the stock of any publicly-traded corporation), has any material interest in any entity which competes with the Business, has any material interest in any property, asset or right used by the Company or its Subsidiaries in the conduct of the Business or, other than as set forth in Section 2.18 of the Company Disclosure Schedule, has any contractual relationship (whether written or oral) with the Company other than such relationships that result solely from being a Company director, officer, employee, consultant or stockholder.

25

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

2.19          Environmental Matters.

(a)          Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries are, and at all times during the previous five (5) years have been, in compliance with all Environmental Laws governing its Business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Permits issued pursuant to Environmental Law for the ownership of its properties and assets and the operation of its business as presently conducted, including Permits relating to the Handling and Discharge of Hazardous Substances; and (iv) all applicable writs, orders, judgments, injunctions, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

(b)          There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively, “Notices”), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively, “Proceedings”) pending or threatened against or involving the Company, or its business, operations, properties or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Permits issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing material liability on the Company in the event that the Transaction is consummated, or which could have a Material Adverse Effect on the Company, including, without limitation: (i) Notices or Proceedings related to the Company being a potentially responsible party for a federal or state or provincial environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings relating to the Company being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iii) Notices or Proceedings related to the Company being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

(c)          Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor its Subsidiaries have Handled or Discharged, nor allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or leased by the Company or its Subsidiaries (other than in the ordinary course of business in compliance in all material respects with applicable Environmental Laws) for which the Company or any of its Subsidiaries may be liable; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company or its Subsidiaries that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, or any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by the Company in an amount requiring a notice or report to be made to a Governmental Authority or in material violation of any applicable Environmental Laws for which the Company would reasonably be liable or responsible.

26

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(d)          Section 2.19 of the Company Disclosure Schedule identifies the real property currently or previously owned or leased by the Company or its Subsidiaries which have involved the Handling or Discharge of Hazardous Substances for which the Company or any of its Subsidiaries may reasonably be liable.

(e)          This Section 2.19 contains the complete set of representations and warranties offered by the Company pursuant to or related to Environmental Law.

2.20        Pest Treatment; Termite Matters.

(a)          Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, orders and regulations of federal, state and local governments and manufacturer treatments and protocols applicable to it, its Business and operations (as conducted by the Company and its Subsidiaries now) applicable to the pest control segment of the Business. The Company and its Subsidiaries have no material claims pending under any of the Company’s or Subsidiaries’ pest control warranties or guarantees, and except as set forth on Section 2.20(a) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries have received notice of any such material claims and, to the Company’s Knowledge, no such material claims are threatened. Since January 1, 2014, neither the Company nor its Subsidiaries have received any written communication from any Governmental Authority or manufacturer that alleges that the Company or its Subsidiaries are not in material compliance with any such federal, state, or local laws, rules or regulations or manufacturer treatments and protocols.

(b)          To the Company’s Knowledge:

(i)          Company and its Subsidiaries are in material compliance with all statutes, laws, ordinances, rules, orders and regulations of federal, state and local governments and manufacturer treatments and protocols applicable to it, its Business and operations (as conducted by the Company and its Subsidiaries now) relating to the termite control segment of the Business;

(ii)         All services for termite control customers have been performed pursuant to written contracts with the customers and in accordance with the Company’s normal operating policies;

(iii)        The Company and its Subsidiaries have no claims pending under any of the Company’s or Subsidiaries’ termite warranties or guarantees;

27

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(iv)        Neither the Company nor its Subsidiaries have received notice of any such claims and no such claims are threatened;

(v)         No default exists under any customer contract and no event has occurred which, but for the lapse of time or the giving of notice, or both, would be such a default;

(vi)        All obligations of Company arising under the termite control customer contracts up to and including the date hereof, both monetary and non-monetary, have been satisfied;

(vii)       Except as set forth in Section 2.20 of the Company Disclosure Schedule, since January 1, 2014, the Company has not had a termite related claim not covered by or in excess of coverage provided to the Company by any existing general liability insurance, including termite coverage, carried by the Company; and

(viii)      Since January 1, 2014, neither the Company nor its Subsidiaries have received any written communication from any Governmental Authority or manufacturer that alleges that the Company or its Subsidiaries are not in compliance with any such federal, state, provincial or local laws, rules or regulations or manufacturer treatments and protocols.

2.21        Clients and Vendors. Section 2.21 of the Company Disclosure Schedule contains a complete list of the names of the top 20 Clients and top 20 Vendors, including the amount of revenue recorded for such Clients and the payments made to such Vendors for the fiscal year ended December 31, 2017. To the Knowledge of the Company, no event has occurred that has adversely affected, or would reasonably be expected to adversely affect, the Company’s or its Subsidiaries’ relations with any Client or Vendor. Except as set forth in Section 2.21 of the Company Disclosure Schedule, no Client or Vendor has cancelled, terminated or, to the Knowledge of the Company, made any threat to cancel or otherwise terminate any of its Contracts with the Company or its Subsidiaries or to materially decrease its usage or supply of the Company’s or its Subsidiaries’ services or products.

2.22        Bankruptcy; Insolvency. Neither the Company nor its Subsidiaries have (i) instituted proceedings under any applicable bankruptcy Law, (ii) had a bankruptcy proceeding filed against it, (iii) filed a petition or answer of consent seeking reorganization under any bankruptcy or any similar Law or similar statute, (iv) consented to the filing of any such petition, (v) had appointed a custodian of it or any of its assets or property, (vi) made a general assignment for the benefit of creditors, (vii) admitted in writing its inability to pay its debts generally as they become due, (viii) become insolvent, (ix) failed generally to pay its debts as they become due, or (x) taken any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

2.23        Brokers or Finders. Except as otherwise set forth in Section 2.23 of the Company Disclosure Schedule, neither the Company nor its Subsidiaries have incurred, nor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for any fee, compensation or commission or any similar charges to any Person in connection with this Agreement or the Transaction.

28

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

2.24        No Restrictions. Except as set forth on Section 2.24 of the Company Disclosure Schedule and other than Restrictions (as defined below) which do not and will not materially affect the conduct of the Business, neither the Company nor its Subsidiaries are a party to, and no asset or property of the Company or its Subsidiaries are bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (non-compete or otherwise, and whether written or oral) (each, a “Restriction”) that restricts or prohibits, or purports to restrict or prohibit, the Company or its Subsidiaries from freely engaging in the Business or from competing anywhere in the world (including any Contracts, covenants or agreements (whether written or oral) restricting the geographic area in which the Company or its Subsidiaries may sell, license, market, distribute or support any products or provide services; or restricting the markets, customers or industries that the Company or its Subsidiaries may address in operating the Business; or restricting the prices which the Company or its Subsidiaries may charge for its products or services), or includes any grants by the Company or its Subsidiaries of exclusive rights or licenses.

2.25        Insurance. Section 2.25 of the Company Disclosure Schedule contains a complete and accurate list and description of all insurance policies which are owned by the Company or its Subsidiaries or which name the Company or its Subsidiaries as an insured and which pertain to the assets, operations, or employees of the Business (collectively, “Insurance Policies”). As of the date of the execution of this Agreement, all such Insurance Policies are, to the Company’s Knowledge, in full force and effect, the Company and its Subsidiaries are in material compliance with the terms of such policies and the Company has not received written notice of termination or non-renewal of such policies or written notice that consummation of the Transaction will result in termination thereof.

2.26        Bank Accounts. Section 2.26 of the Company Disclosure Schedule sets forth (i) the name of each Person with whom the Company or its Subsidiaries maintain an account or safety deposit box, (ii) the address where each such account or safety deposit box is maintained, and (iii) the names of all Persons authorized to draw thereon or to have access thereto.

2.27        Powers of Attorney. No power of attorney has been granted by the Company or its Subsidiaries that is currently in effect. Neither the Company nor its Subsidiaries have given any irrevocable power of attorney (other than such powers of attorney given in the ordinary course of business with respect to routine matters or as may be necessary or desirable in connection with the consummation of the Transaction) to any Person for any purpose whatsoever with respect to the Company or its Subsidiaries.

29

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

2.28        Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person associated with or acting for or on behalf of the Company or its Subsidiaries, has directly or indirectly taken any action that would cause the Company or any of its Subsidiaries to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”). Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person associated with or acting for or on behalf of the Company or any of its Subsidiaries, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other similar payment to any Person, private or public, regardless of form, whether in money, property or services (x) to obtain preferential treatment in securing business, (y) to pay for preferential treatment for business secured, (z) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries, or in violation of any applicable Laws, or (ii) established or maintained any fund or asset that has not been recorded, or made any false or fictitious entries to disguise any such payment, in the books and records of the Company or any of its Subsidiaries. All payments to agents, consultants and others made by the Company and its Subsidiaries have been in payment of bona fide fees and commissions.

2.29        Privacy Laws. Except for such noncompliance or default that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries have complied with, and are not in default under, any applicable Laws related to data protection or privacy; the Fair Credit Reporting Act; the Telephone Consumer Protection Act (TCPA) (47 U.S.C. § 227), and the rules, regulations and guidance promulgated thereunder issued by the Federal Communications Commission (47 C.F.R. pts. 64, 68); the Telemarketing and Consumer Fraud and Abuse Prevention Act (15 U.S.C. §§ 6101–08), as implemented by the Telemarketing Sales Rule issued by the Federal Trade Commission (16 C.F.R. pt. 310); and all Laws that apply to outbound telemarketing or other telephone contact, including text or SMS messages, to landline or wireless numbers. This includes, without limitation, ensuring any call made using an automatic telephone dialing system or artificial or prerecorded voice is made with prior express consent, or prior express written consent, of the called party, whichever is applicable, if required by applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority asserting that the Company or any of its Subsidiaries is in violation of or default with respect to any of the foregoing, except for such noncompliance or default that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.30        Disclosure.

(a)          No representation or warranty of the Company in this Agreement and no statement in the Company Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b)          No notice given pursuant to Section 5.7 hereof will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(c)          Except for the representations and warranties expressly contained in this Article II (as modified by the Company Disclosure Schedule) and certificates delivered by the Company under Section 7.2(a) of this Agreement, the Company has not made, and does not make, any other representations or warranties, whether written or oral, express or implied, in connection with this Agreement, the Transaction or the other transactions contemplated hereby.

30

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Article III
Representations and Warranties of Sellers

Each Seller, severally and not jointly, hereby represents and warrants to Buyer, and acknowledges that Buyer is relying upon such representations and warranties in connection with its purchase of the Shares, that the statements contained in this Article III are true and correct as of the date hereof, except as set forth in the Sellers’ Disclosure Schedule delivered to Buyer concurrently with the execution and delivery of this Agreement (the “Sellers’ Disclosure Schedule”), which disclosure shall provide an exception to, or otherwise qualify, the representations or warranties of the Sellers contained in the section of this Agreement corresponding by number to such disclosure and to any other representation or warranty in this Agreement to which the applicability of such disclosure is reasonably apparent on its face or if the items are expressly cross-referenced.

3.1          Power and Authority; Execution and Validity. Each Seller has full power, authority and the requisite capacity necessary to enter into, deliver and perform its obligations pursuant to this Agreement and to consummate the Transaction. Each Seller’s execution, delivery and performance of this Agreement have been duly authorized and no other actions or proceedings on the part of each Seller are necessary to authorize this Agreement and the Transaction. This Agreement has been duly and validly executed and delivered by each Seller and constitutes the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to the effect, if any, of (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors or similar Laws affecting creditors’ rights generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether considered in a proceeding at Law or in equity).

3.2          Absence of Conflicts. The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder and the consummation by such Seller of the Transaction will not (a) result in any violation or breach of any agreement or, to the Seller’s Knowledge, any Governmental Authority’s requirement, (b) result in any violation or breach of, or constitute a default under, or constitute an event creating rights of acceleration, prepayment, termination, amendment, suspension, revocation or cancellation or a loss of rights under, any term or provision of any note, bond, mortgage, indenture, lease, franchise, Permit, License, Contract or other instrument or document to which such Seller is a party or by which such Seller’s properties or assets are bound, (c) assuming that the filings and consents referred to in Section 2.5 and Section 5.6 of this Agreement are made or obtained, result in any violation of any requirements of Law or any court order applicable to such Seller or its respective properties or assets, except, with respect to clauses (b) and (c), such triggering of payments, violations, breaches, defaults, creation or loss of rights which would not reasonably be expected to have a Material Adverse Effect.

31

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

3.3          Governmental and Third Party Approvals. Except for the notices and consents listed on Section 3.3 of the Sellers’ Disclosure Schedule and those regulatory approvals of Buyer and Company referenced in Section 5.6 of this Agreement, to the Seller’s Knowledge, there is no requirement applicable to such Seller to obtain any consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority or other Person for the valid execution and delivery by such Seller of this Agreement, the due performance by such Seller of its respective obligations hereunder or the lawful consummation by such Seller of the Transaction, except for consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect.

3.4          Title to Securities. Such Seller holds of record, owns beneficially, and has good and marketable title to all of those securities listed opposite such Seller’s name on Schedule 1, free and clear of all Encumbrances, other than Encumbrances imposed by United States federal, state, provincial and foreign securities Laws, and has full and unrestricted power to transfer such securities to Buyer. Other than this Agreement and as set forth in Section 3.4 of the Sellers’ Disclosure Schedule, no Seller’s securities are subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, any voting trust agreement or any other similar agreement, including any agreement restricting or otherwise relating to the voting, dividend rights or disposition of such securities. Upon the sale, transfer and delivery of the securities to Buyer pursuant to this Agreement, Buyer will acquire all interests of such Seller in and to all of Seller’s Capital Stock, free and clear of any Encumbrances, other than Encumbrances related to the limitations imposed by United States federal, state, provincial and foreign securities Laws.

3.5          Litigation. There are no Actions pending or, to the Seller’s Knowledge, threatened against such Seller or to which such Seller is a party (a) that relate to this Agreement or any action taken or to be taken by such Seller in connection therewith, or which seek to enjoin or obtain monetary Damages in respect of, this Agreement or (b) that would reasonably be expected to have a Material Adverse Effect.

3.6          Fees. Such Seller has not paid or become obligated to pay any fee or commission to any broker, finder or other intermediary in connection with the Transaction.

3.7          No Other Representations and Warranties. Except for the representations and warranties expressly contained in this Article III (as modified by the Sellers’ Disclosure Schedule), no Seller has made, and no Seller makes, any other representations or warranties, whether written or oral, express or implied, in connection with this Agreement, the Transaction or the other transactions contemplated hereby.

Article IV
Representations and Warranties of Buyer

Buyer represents and warrants to the Company and Sellers, and acknowledges that the Company and Sellers are relying upon such representations and warranties in connection with the Transaction and the consummation thereof, and that the statements contained in this Article IV are true and correct as of the date hereof.

32

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

4.1          Corporate Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would adversely affect the ability of Buyer to perform its obligations under this Agreement and the other Transaction Documents and consummate the Transaction and the other transactions contemplated by the other Transaction Documents.

4.2          Authority.

(a)          Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transaction and the transactions contemplated by the Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transaction and the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the other Transaction Documents have been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by each other party thereto) constitute valid and binding obligations of Buyer, enforceable against Buyer, in accordance with their terms subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors or similar Laws affecting creditors’ rights generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether considered in a proceeding at Law or in equity).

(b)          The execution and delivery of this Agreement and the other Transaction Documents by Buyer do not, and the consummation of the Transaction and the transactions contemplated by the Transaction Documents will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any provision of the Buyer Charter Documents.

(c)          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the Transaction or the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities Laws and the HSR Act, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not adversely affect the ability of Buyer to perform its obligations under this Agreement and the other Transaction Documents and would not prevent, or materially alter or delay the consummation of the Transaction and the transaction contemplated by the other Transaction Documents.

33

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

4.3          Litigation. There is no Action pending before any Governmental Authority or, to the Knowledge of Buyer, threatened (including allegations that could form the basis for future Action), against Buyer or any of its properties, officers, directors or stockholders (in their capacities as such), or any judgment, decree or order against Buyer, in each case that could reasonably be expected to adversely affect the ability of Buyer to perform its obligations under this Agreement and the other Transaction Documents and consummate the Transaction and the other transactions contemplated by the other Transaction Documents or materially alter or delay the Transaction.

4.4          Sufficiency of Funds. On the date hereof and on the Closing Date, Buyer has and will have sufficient immediately available funds to pay the Purchase Price pursuant to this Agreement.

4.5          Brokers or Finders. Buyer has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transaction.

4.6          Investment Experience. Buyer has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the Transaction and the other transactions contemplated herein. Without derogating from any of the above, Buyer is able to fend for itself and can bear the economic risk of the Transaction and the other transaction contemplated herein.

4.7          Independent Investigation; Non-Reliance.

(a)          Buyer acknowledges that it and its Representatives have been permitted access to those books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company and its Subsidiaries, which the Company posted in the virtual dataroom or otherwise provided to Buyer or any of its Representatives, and that it and its Representatives have had the opportunity to meet with Company and its Subsidiaries personnel to discuss the business of the Company and its Subsidiaries.

(b)          Buyer acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, (i) neither the Sellers nor the Company make, and none has made, any representations or warranties whatsoever relating to the Sellers, the Company, its Subsidiaries or any of their respective Affiliates, and Buyer is not relying on any representation or warranty except for those expressly set forth in Article II and Article III, (ii) any data, financial information, memorandum, presentations or any other materials or information provided, addressed or made available to Buyer or anyone on its behalf are not and shall not be deemed to be or include representations or warranties unless any such materials or information is subject to any expression representation or warranty set forth in Article II or Article III and (iii) notwithstanding the foregoing, neither the Company nor any Seller make any representations or warranties relating to any projections, estimates, predictions or prospects (or the assumptions used in their preparation) provided, addressed or made available to Buyer or anyone on its behalf.

34

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Article V
Covenants

5.1          Normal Course. From the date hereof until the earlier of the Closing Date and the termination of this Agreement, the Company and its Subsidiaries shall, except as otherwise expressly contemplated by this Agreement or as consented to by Buyer in writing, use its commercially reasonable efforts to (a)(i) maintain, in all material respects, its current business organization and the Business, (ii) preserve its goodwill and the confidentiality of its business know-how, and (iii) preserve its present material business relationships; and (b) conduct the Business in the ordinary course of business; provided, however, that the foregoing notwithstanding, the Company and its Subsidiaries may use all available cash to repay any Indebtedness or make cash distributions at or prior to the Closing so long as such distributions do not impair the ability of the Company and its Subsidiaries to fulfill their obligations in the ordinary course of business.

5.2          Conduct of Business. From the date hereof until the earlier of the Closing Date and the termination of this Agreement, the Company and its Subsidiaries shall not, except as directly or indirectly contemplated by this Agreement, do, or propose to do, any of the following without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

(a)          Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Capital Stock of the Company (except to the extent such distributions do not impair the ability of the Company and its Subsidiaries to fulfill their obligations in the ordinary course of business pursuant to Section 5.1), or split, combine or reclassify any Capital Stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Capital Stock of the Company, or purchase or otherwise acquire, directly or indirectly, any of the Company’s Capital Stock;

(b)          Issue, deliver, sell or authorize, propose or commit to the issuance, delivery or sale of, any of the Company’s Capital Stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(c)          Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division;

(d)          Sell, lease, license or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and other than the distribution of the Excluded Assets;

35

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(e)          (i) Increase or agree to increase the compensation (including salary, bonus, benefits or other remuneration) payable or to become payable to any director, officer, consultant, agent, or employee, other than (A) as required by Law, (B) in the ordinary course of business or (C) to satisfy a contractual commitment existing prior to the date of this Agreement; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreements with, any employees or officers, other than (A) in the ordinary course of business or (B) the payment of severance or termination pay in accordance with any existing contractual commitments or the terms of any Company Plan, which commitment or Company Plan is affirmatively disclosed in this Agreement; (iii) enter into any collective bargaining agreement; or (iv) establish, adopt, enter into or amend (except as may be required by Law) or increase any benefits under any Company Plan, other than in the ordinary course of business;

(f)          Amend any of the Company Charter Documents or Subsidiary Charter Documents;

(g)          Make any loans to any Person or guarantee any debt securities of others (other than as a result of the endorsement of checks for collection and for advances for employee reimbursable expenses, in each case in the ordinary course of business consistent with past practice);

(h)          Initiate any litigation or arbitration proceeding other than in the ordinary course of business consistent with past practice, to defend or protect its properties or assets, or to enforce the terms of this Agreement;

(i)          Enter into any material intellectual property license agreement other than in the ordinary course of business;

(j)          Fail to timely pay accounts payable and other obligations other than (i) in the ordinary course of business or (ii) matters contested in good faith;

(k)          Accelerate the collection of any Accounts Receivable;

(l)          Mortgage or pledge any of its material property or assets or subject any such assets to any Encumbrance (other than Permitted Encumbrances);

(m)          Create, incur, assume or otherwise become liable for any indebtedness (other than the obligation to reimburse employees for travel and business expenses or indebtedness incurred in connection with the purchase of goods and services in the ordinary course of business consistent with past practices) in an aggregate amount in excess of Twenty Five Thousand Dollars ($25,000), or guarantee or endorse any obligation or the net worth of any Person;

(n)          Create, incur, assume or otherwise become liable for any contingent liability as guarantor or otherwise with respect to the obligations of any Person;

36

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(o)          Adopt a plan of complete or partial liquidation or resolution as providing for or authorizing such a liquidation or dissolution, merger, consolidation, restructuring, recapitalization or reorganization; or

(p)          Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (s) above.

Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business, assets and operations

5.3          Access to Personnel, Books and Records Following Signing. Subject to Section 5.11, from the date hereof until the earlier of the Closing and the termination of this Agreement, the Company shall permit Buyer and its Representatives, upon reasonable notice, (i) to have reasonable access to, and examine and make copies of, all books and records of the Company and its Subsidiaries and (ii) to have reasonable access to Company personnel, in both cases for purposes of consummating the Transaction and the other transactions contemplated hereby; provided, however, that (a) Buyer and its representatives shall schedule such access and visits through a designated officer of the Company, (b) the Company will not be required to take any action that would constitute a waiver of the attorney-client or other privilege, (c) the Company will not be required to disclose personnel information that would violate privacy rights of its employees or independent contractors, (d) Buyer and its Affiliates and Representatives will not have any discussions with any of the Company’s or its Subsidiaries’ customers, suppliers or vendors without the prior written consent of the Company, and (e) the Company need not supply Buyer or its representatives with any information which, in the reasonable judgment of the Company, is under a contractual or legal obligation not to supply, including, without limitation, the HSR Act and other Antitrust Laws, or the provisions of any agreement to which the Company or any of its Subsidiaries is a party.

5.4          Certain Tax Matters.

(a)          Section 338(h)(10) Election; Allocation of Purchase Price.

(i)          The Buyer and the Sellers shall join in the making of a timely election under Section 338(h)(10) of the Code and other requirements of law with respect to the purchase and sale of the Shares (the “Section 338(h)(10) Election”). The parties understand and agree that the acquisition of the Shares shall be treated as an asset sale for federal income tax purposes as a result of the Section 338(h)(10) Election. Accordingly, the deemed Purchase Price shall be allocated among the Company’s assets, and the Non-Compete Agreements as required by the Code and set forth in a purchase price schedule prepared by the Buyer in accordance with the methods and principles set forth on Schedule 6 hereto and reasonably acceptable to the Stockholders’ Representative (the “Allocation Schedule”). The Sellers shall pay any income tax imposed on the Company attributable to the making of the Section 338(h)(10) Election, including (i) any tax imposed under Code Section 1374, (ii) any tax imposed under Treasury Regulation Section 1.338(h)(10)-1(d)(2), (iii) any depreciation recapture or other such tax, or (iv) any state, local or non – U.S. Taxes imposed on the Company’s deemed gain.

37

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(ii)         Within ninety (90) days of the Closing Date, the Buyer shall deliver to the Stockholders’ Representative executed original IRS Forms 8023 (or successor form) (together with any schedules or attachments thereto) for the purpose of making the Section 338(h)(10) Election for federal income tax purposes. The Buyer shall be responsible for the preparation and filing of all forms and documents required to effectuate the Section 338(h)(10) Election. In addition to the Form 8023, the Sellers shall execute (or cause to be executed) and deliver to the Buyer such additional documents or forms as are reasonably requested by the Buyer to complete properly the Section 338(h)(10) Election at least thirty (30) days prior to the date such Section 338(h)(10) Election is required to be filed. The Buyer and the Sellers shall file all income Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with the Section 338(h)(10) Election and shall take no position contrary thereto unless required to do so by applicable requirements of Law.

(iii)        The parties will revise the Allocation Schedule from time to time to the extent necessary to reflect any indemnification payment made hereunder or any other post-Closing payment made pursuant to or in connection with this Agreement. In the event of any disagreement between the Buyer and the Stockholders’ Representative regarding any proposed revision to the Allocation Schedule, the parties shall in good faith use commercially reasonable efforts to agree on such revision.

(iv)        Each of the parties agrees to (a) prepare and timely file all applicable income Tax Returns in a manner consistent with the Allocation Schedule as finalized and (b) act in accordance with the Allocation Schedule for purposes of all income Taxes.

(b)          Tax Periods Ending on or Before the Closing Date. Stockholders’ Representative shall cause to be prepared, and file, or cause to be filed, on a timely basis and in a manner consistent with the Company’s and its Subsidiaries’ past practice (as applicable), all income Tax Returns with respect to the Company and its Subsidiaries for taxable periods ending on or prior to the Closing Date (collectively, the “Prior Periods” and each, a “Prior Period”) and required to be filed thereafter (the “Prior Period Tax Returns”). The Stockholders’ Representative shall provide a draft copy of such Prior Period Tax Returns to the Buyer for review at least thirty (30) Business Days prior to the due date thereof. The Buyer shall provide comments to Stockholders’ Representative at least five (5) Business Days prior to the due date of such returns and Stockholders’ Representative shall consider in good faith all changes to such returns reasonably requested by the Buyer.

(c)          Tax Periods Beginning Before and Ending After the Closing Date.

38

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(i)          Buyer shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis and in a manner consistent with the Company’s and its Subsidiaries’ past practice (as applicable), any Tax Returns of the Company for taxable periods ending on or prior to the Closing Date for non-income Tax Returns and for taxable periods that begin before the Closing Date and end after the Closing Date (collectively, the “Straddle Periods” and each, a “Straddle Period”). Buyer shall provide a draft copy of such Straddle Period Tax Returns to the Stockholders’ Representative for review at least thirty (30) Business Days prior to the due date hereof. The Stockholders’ Representative shall provide comments to Buyer at least five (5) Business Days prior to the due date of such returns and Buyer shall make all changes reasonably requested by the Stockholders’ Representative in good faith (unless Buyer is advised in writing by its independent outside tax consultant that such changes (i) are contrary to applicable Law, or (ii) are inconsistent with tax positions most recently taken in the Tax Returns of the Company or its Subsidiaries (as applicable) and will, or are likely to, have a material adverse effect on Buyer or any of its Affiliates in any taxable period ending after the Closing Date). Sellers shall not be responsible for any Taxes payable with respect to the portion of any Straddle Period commencing after the Closing Date.

(ii)         For purposes of this Agreement:

(1)          In the case of any gross receipts, sales and use, goods and services, harmonized sales, provincial sales, income, or similar Taxes that are payable with respect to a Straddle Period, the portion of such Taxes allocable to (A) the portion of the Straddle Period ending on the Closing Date (the “Pre-Closing Straddle Tax Period”) and (B) the portion of the Straddle Period beginning on the day next succeeding the Closing Date (the “Post-Closing Straddle Tax Period”) shall be determined on the basis of a deemed closing at the end of the Closing Date of the books and records of the Company.

(2)          In the case of any Taxes (other than gross receipts, sales and use, goods and services, harmonized sales, provincial sales, income, or similar Taxes) that are payable with respect to a Straddle Period, the portion of such Taxes allocable to the Pre-Closing Straddle Tax Period shall be equal to the product of all such Taxes multiplied by a fraction the numerator of which is the number of days in the Straddle Period from the commencement of the Straddle Period through and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period; provided, however, that appropriate adjustments shall be made to reflect Taxes that can be identified and specifically allocated as occurring on or prior to the Closing Date or occurring after the Closing Date. Notwithstanding the foregoing, Section 5.4(d) will exclusively govern the allocation of Taxes described therein.

(3)          Buyer shall be responsible for any Taxes with respect to the Post-Closing Straddle Tax Period.

(d)          Cooperation on Tax Matters.

39

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(i)          Buyer and the Stockholders’ Representative shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of Tax Returns pursuant to this Section 5.4 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making their respective employees, outside consultants and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and the Stockholders’ Representative, on behalf of the Sellers, agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Stockholders’ Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority, and (B) to give the other reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other so requests, Buyer or the Stockholders’ Representative, as the case may be, shall allow the other to take possession of such books and records.

(ii)         Buyer and the Stockholders’ Representative further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transaction).

(e)          Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Transaction (including any transfer or similar tax imposed by any Governmental Authority) shall be paid by the Buyer. The party required by applicable Law to do so will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the other parties will join in the execution of any such Tax Returns and other documentation.

(f)          Prior Period Tax Treatment. Neither Buyer, the Company nor any of its Subsidiaries shall amend, refile or otherwise modify any Tax election or Tax Return or grant an extension or waiver for the assessment or reassessment of Taxes with respect to any Prior Period (including Prior Periods described under Section 5.4(a) and (b)) without the prior written consent of the Stockholders’ Representative. In addition, neither Buyer, the Company nor any of its Subsidiaries shall cause the Company or any of its Subsidiaries to elect to waive any carryback of net operating losses under Section 172(b)(3) of the Code (or any analogous or similar state, local or non-U.S. law) on any Tax Return of the Company and its Subsidiaries in respect losses, if any, attributable to a Prior Period.

(g)          Indemnification and Tax Contests. Buyer’s and the Sellers’ payment and indemnification obligations with respect to the covenants in this Section 5.4 together with the procedures to be observed in connection with any Tax contest, shall be governed by Article VIII.

40

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

5.5          Regulatory Filings. Each of Buyer and the Company promptly shall cooperate and use commercially reasonable efforts to duly make all filings and submissions necessary, proper or advisable under the HSR Act or any other applicable antitrust or noncompetition Laws or regulations (“Antitrust Laws”), no later than five (5) Business Days from the date hereof, and to obtain any required approval of any Governmental Authority with jurisdiction over the Transaction; provided, however, notwithstanding anything to the contrary herein, failure by any party to make the filing within such five (5) Business Day period shall not constitute a breach of this Agreement. Each of Buyer and the Company shall furnish to the appropriate Governmental Authority all information required for any application or other filing to be made pursuant to any applicable Law in connection with the Transaction. Each of Buyer and the Company shall cooperate with the other in promptly filing any other necessary applications, reports or other documents with any Governmental Authority having jurisdiction with respect to this Agreement and the Transaction, and in seeking necessary consultation with and prompt favorable action by such Governmental Authority.

(a)          Each of Buyer and the Company shall, as promptly as practicable, comply with any additional requests for information that arise following the notifications and related documentation required under the HSR Act filed and submitted pursuant to this Agreement, including requests for production of documents and production of witnesses for interviews or depositions by any Governmental Authorities. The parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority with respect to the Transaction. Each of Buyer, on the one hand, and the Stockholders’ Representative and the Company, on the other hand, shall diligently assist and cooperate with the other in preparing and filing all documents required to be submitted to any Governmental Authorities in connection with the Transaction and in obtaining any Governmental Authority or third party consents, waivers, authorizations or approvals which may be required to be obtained by Buyer, the Stockholders’ Representative, the Sellers or the Company in connection with the Transaction.

(b)          Buyer and its Affiliates shall take, or cause to be taken, any and all actions and do, or cause to be done, any and all things necessary, proper or advisable to avoid, eliminate and resolve each and every impediment and obtain all approvals under the Antitrust Laws in connection with the consummation of the Transaction, as promptly as practicable. Without limiting the foregoing, such actions include: (i) proposing, negotiating, committing to and/or effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, license, disposition or hold separate of such assets, properties, or businesses of Buyer or its Affiliates or of the Business to be acquired pursuant to this Agreement as are required to be divested to avoid the entry of any decree, judgment, injunction (permanent or preliminary) or any other order that would materially delay or prevent the consummation of the Transaction as promptly as practicable; (ii) terminating, modifying or assigning existing relationships, contracts or obligations of Buyer or its Affiliates or those relating to the Business to be acquired pursuant to this Agreement; (iii) changing or modifying any course of conduct regarding future operations of Buyer or its Affiliates or the Business to be acquired pursuant to this Agreement, or (iv) otherwise taking or committing to take any other action that would limit Buyer or its Affiliates’ freedom of action with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the Business to be acquired pursuant to this Agreement; and (v) taking any and all actions to contest and defend any claim, cause of action or proceeding instituted or threatened challenging the Transaction as violating any Antitrust Laws, including any injunction (whether temporary, preliminary or permanent). Buyer shall, and shall cause its Affiliates to, keep the Stockholders’ Representative and Company fully informed of all matters, discussions and activities relating to any of the matters described in or contemplated by clauses (i) through (v) of this Section 5.5(b).

41

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(c)          Without limiting any other obligation under this Agreement, during the period from the date of this Agreement until the Closing Date, each of Buyer, on the one hand, and the Company and Sellers on the other hand, shall not, and shall cause its Subsidiaries and Affiliates not to, take or agree to take any action that would reasonably be expected to prevent the parties from obtaining any Governmental Authority or third party consents in connection with the Transaction, or to prevent or materially delay or impede the consummation of the Transaction.

5.6          Notices and Consents. Each of the parties shall give any notices to, make any filings with, and use their best efforts to obtain any authorizations, consents and approvals of Governmental Authorities and third parties which are required to be given, made or obtained by such party in connection with consummation of the Transaction, all of which are listed on Schedule 5.6 hereto.

5.7          Notification. From the date hereof until the Closing Date, if the Company becomes aware of any material variances from the representations and warranties contained in Article II that would cause the condition set forth in Section 6.2(a) not to be satisfied, the Company shall disclose to Buyer in writing such variances. Notwithstanding the foregoing, the delivery of any such written notice will not be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such variance or inaccuracy for purposes of Buyer Indemnified Parties’ rights to indemnification following the Closing pursuant to, and in accordance with, the terms of Article VIII below.

5.8          Confidentiality; Public Announcement. From and after the execution of this Agreement, each of Buyer, Company, Stockholders’ Representative, the Principals and each Seller shall, and shall cause each of their respective Affiliates to, hold, and shall use their reasonable best efforts to cause their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Transaction, this Agreement and the transactions contemplated in the Transaction Documents (the “Confidential Information”), except to the extent that the Buyer, Company, Stockholders’ Representative or Seller, as applicable, disclosing such Confidential Information (the “Disclosing Party”) can show that such Confidential Information (a) is generally available to and known by the public through no fault of the Disclosing Party, any of its Affiliates or their respective Representatives; or (b) was lawfully acquired by such Disclosing Party, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such Confidential Information by a legal, contractual or fiduciary obligation. If the Disclosing Party or any of its Affiliates or their respective Representatives are compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Law, the Disclosing Party shall promptly notify the other parties hereto in writing and shall disclose only that portion of such Confidential Information which the Disclosing Party is advised by its counsel in writing is legally required to be disclosed, provided that the Disclosing Party shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information. Notwithstanding the foregoing, the parties acknowledge and agree (i) that the Buyer has or will, as required by applicable Law, make any such filings or issue any such notices required in connection with the Transaction and the consummation of the transactions described in the Transaction Documents, including without limitation, notices and filings required by the HSR Act and other Antitrust Laws; and (ii) that the Buyer may issue a public announcement of the Transaction, provided, however, that prior to making such announcement, Buyer shall deliver a draft of such announcement to the Stockholders’ Representative and shall give the Stockholders’ Representative reasonable opportunity to comment thereon and shall use reasonable efforts to incorporate such comments therein.

42

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

5.9          Employee Benefits.

(a)          Unless otherwise agreed between [****] and [****], Buyer agrees that each employee of the Company and its Subsidiaries who continues employment with Buyer or any of its Affiliates after the Closing Date (a “Continuing Employee”) shall be provided, for a period extending until the earlier of the termination of such Continuing Employee’s employment with such entities or the first anniversary of the Closing Date, with (i) base salary or wage rate (as applicable) and target annual incentive opportunity not less than the base salary or wage rate (as applicable) and target annual incentive opportunity provided by the Company or such Subsidiary to the Continuing Employee immediately prior to the Closing, and (ii) benefits that are not materially less favorable, in the aggregate, than the benefits provided by the Company or such Subsidiary to the Continuing Employee immediately prior to the Closing. Nothing in this Agreement (i) shall require Buyer or any of its Affiliates to continue to employ any particular Company employee following the Closing Date, or (ii) shall be construed to prohibit Buyer or any of its Affiliates from amending or terminating any Company Plan.

(b)          Buyer shall ensure that, as of the Closing Date, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, vacation entitlement and severance benefits, but excluding benefit accrual) for service with the Company and its Subsidiaries (or predecessor employers to the extent the Company provides such past service credit under its employee benefit plans) under each of the comparable employee benefit plans, programs and policies of Buyer and its Affiliates in which such Continuing Employee becomes a participant; provided, however, that no such service recognition shall result in any duplication of benefits. As of the Closing Date, Buyer shall, or shall cause the relevant Affiliate to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Plan as of the Closing Date. With respect to each health or welfare benefit plan maintained by Buyer or any of its Affiliates for the benefit of any Continuing Employees, Buyer shall (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan, and (ii) cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Company Plan for the plan year that includes the Closing Date for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable plan maintained by Buyer or any of its Affiliates for the plan year in which the Closing Date occurs.

43

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(c)          Buyer shall, or shall cause the relevant Affiliate to, assume and honor in accordance with their terms all deferred compensation plans, agreements and arrangements, severance and separation pay plans, agreements and arrangements, and written employment, severance, retention, incentive, change in control and termination agreements (including any change in control provisions therein) set forth in Section 2.15(a) of the Company Disclosure Schedule applicable to employees of the Company and its Subsidiaries, in the same manner and to the same extent that the Company or such Subsidiary would be required to perform and honor such plans, agreements and arrangements if the transactions contemplated by this Agreement had not been consummated.

(d)          To the extent requested by Buyer in writing delivered to at least five (5) Business Days prior to the Closing Date, the Company shall take all actions necessary to terminate any or all Benefit Plans, including each Benefit Plan intended to qualify as a cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the Closing Date.

(e)          As soon as is reasonably practicable after Closing, Buyer shall cause the Buyer’s 401(k) plan to accept complying rollovers from the Company’s employees of their accounts under the Company’s 401(k) plan into the Buyer’s 401(k) plan.

5.10        Directors and Officers Insurance.

(a)          Subject to the Company purchasing the D&O Tail Insurance (as defined below), for a period of seven (7) years following the Closing, Buyer or its successor shall cause the Company to fulfill and honor the obligations of the Company and its Subsidiaries pursuant to applicable Law, pursuant to any indemnification provisions under the Company Charter Documents or the Subsidiary Charter Documents and pursuant to the indemnification agreements set forth in Schedule 5.10 hereto (the “Indemnification Schedule”) that contain any indemnification, reimbursement, advancement of expenses, hold harmless and exculpation from liability provisions, in any case, with each individual who is a party to such agreements, and that at any time on or prior to the Closing Date was a director, officer or other covered person of the Company and its Subsidiaries (such directors, officers and other covered persons being herein called the “Company Indemnitees”), in each case subject to applicable Law, insofar as such provisions relate to the Company Indemnitees, regardless of whether any proceeding relating thereto is commenced before or after the Closing. The rights of each Company Indemnitee under this Section 5.10 shall be enforceable by each such Company Indemnitee or his or her heirs, and they shall be intended third party beneficiaries of this Section 5.10. If any claim is made against or involves any Company Indemnitee on or prior to the seventh (7th) anniversary of the Closing, the provisions of this Section 5.10 shall continue in effect with respect to such claim until the final disposition thereof. Notwithstanding the foregoing, the obligations of Buyer and the Company (following the Closing) (i) shall be subject to any limitation imposed by applicable Law, and (ii) shall not release any Company Indemnitee from his or her obligations pursuant to this Agreement, nor shall such Company Indemnitee have any right of contribution, indemnification or right of advancement from Buyer, the Company or their respective Subsidiaries or successors with respect to any particular amount of Damages recoverable by any of the Buyer Indemnified Parties against such Company Indemnitee in his or her capacity as a Seller Indemnifying Party pursuant to this Agreement. After the Closing and for a period of seven (7) years following the Closing, Buyer shall not make any change to the Company Charter Documents or the Subsidiary Charter Documents in a manner that will cancel or derogate from the rights of the Company Indemnitees under this Section 5.10(a).

44

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          The Company shall purchase, prior to or concurrent with the Closing, a prepaid directors’ and officers’ liability insurance policy or policies (i.e., “tail coverage”) for acts or omissions occurring prior to the Closing that will remain in effect for a period of seven (7) years after the Closing (the “D&O Tail Insurance”). Any cost and expenses related to the acquisition of such insurance shall be considered part of the Transaction Expenses. Buyer shall, and shall cause the Company to, cooperate in good faith with the Company Indemnitees to use the tail coverage with respect to claims relating to acts or omissions occurring prior to the Closing; provided, however, that nothing herein shall require the Company or Buyer or any of its Affiliates to incur any cost or expense (with respect to the Company, following the Closing). After the Closing, neither Buyer nor any of its Affiliates, including, from and after the Closing, the Company, will cancel the D&O Tail Insurance.

(c)          Each of Buyer and the Company Indemnitees shall reasonably cooperate, and cause their respective Affiliates to reasonably cooperate, in the defense of any action requiring indemnification under this Section 5.10 and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony as may reasonably be requested.

(d)          The obligations of Buyer and the Company under this Section 5.10 shall not be terminated or modified in such a manner as to adversely affect any Company Indemnitee without the written consent of such Company Indemnitee.

5.11        Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transaction.

Article VI
Conditions to Closing

6.1          Conditions to Obligations of All Parties. The obligations of each party to consummate the Transaction shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

45

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(a)          The filings of Buyer and the Company pursuant to the HSR Act or any other Antitrust Laws shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

(b)          From the date of this Agreement, there shall not have occurred any Material Adverse Effect.

(c)          No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Transaction illegal, otherwise restraining or prohibiting consummation of such Transaction or causing the Transaction to be rescinded following completion thereof.

(d)          The Company shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 5.6 and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 5.6 in each case, in form and substance reasonably satisfactory to Buyer and the Stockholders’ Representative, respectively, and no such consent, authorization, order and approval shall have been revoked.

6.2          Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transaction shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          Except for representations and warranties that by their terms speak only as of a specified date, the representations and warranties of the Company set forth in Article II, the representations and warranties of the Sellers set forth in Article III, and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect as so qualified, in all respects) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date or time, the accuracy of which shall be determined as of such specified date or time in all respects); provided, however, that if the representations and warranties made by the Company were not true and correct in all respects on and as of the date hereof, the Company still will be deemed to have satisfied the condition in this Section 6.2(a) as long as the Company cures all inaccuracies existing as of the date hereof such that all such representations and warranties are true and correct in all respects as of the Closing.

(b)          The Company and the Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Company and the Sellers shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

46

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(c)          The Transaction Documents (other than this Agreement) shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Buyer.

(d)          The Company shall have delivered to Buyer a good standing certificate (or its equivalent) for the Company and its Subsidiaries from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company and its Subsidiaries are organized.

(e)          Sellers shall have delivered, or caused to be delivered, to Buyer stock certificates evidencing the Shares (or Lost Certificate Affidavits), free and clear of Encumbrances (other than Encumbrances pursuant to applicable securities Laws and the Company Charter Documents), accompanied by stock powers.

(f)          [****] shall have entered into an employment agreement with Buyer which shall be reasonably acceptable to [****] and the Buyer and which shall have the following basic terms and conditions: three (3) year employment term, annual base salary of [****] Dollars ($[****]) and a benefit package consistent with similarly situated employees of Buyer.

(g)          Each of [****], [****], [****], [****], [****], and [****]shall have entered into employment agreements with Buyer which shall be reasonably acceptable to them and Buyer (the “Employment Agreements”).

(h)          The termination of the agreements listed on Schedule 7.

(i)          The Indebtedness listed on Schedule 8 shall have been repaid and the associated Encumbrances shall have been released.

(j)          The distribution of the Excluded Assets.

(k)          The execution and delivery of the Real Estate Purchase Agreement and the closing of the transactions contemplated therein.

(l)          The execution and delivery of the Distribution Purchase Agreement and the closing of the transactions contemplated therein.

6.3          Conditions to Obligations of Sellers and the Company. The obligations of Sellers and the Company to consummate the Transaction shall be subject to the fulfillment or Sellers’ or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

47

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(a)          Except for representations and warranties that by their terms speak only as of a specified date, the representations and warranties of Buyer contained in Article IV of this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect as so qualified, in all respects) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date or time (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of such specified date or time in all respects); provided, however, that if the representations and warranties made by Buyer were not true and correct in all respects on and as of the date hereof, Buyer still will be deemed to have satisfied the condition in this Section 6.3(a) as long as Buyer cures all inaccuracies existing as of the date hereof such that all such representations and warranties are true and correct in all respects as of the Closing.

(b)          Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)          The Transaction Documents (other than this Agreement) shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Sellers.

(d)          The execution and delivery of the Real Estate Purchase Agreement and the closing of the transactions contemplated therein.

(e)          The execution and delivery of the Distribution Purchase Agreement and the closing of the transactions contemplated therein.

Article VII
Closing

7.1          Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Eastern Standard time, no later than three (3) Business Days after satisfaction or waiver of the conditions to Closing set forth in Article VI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of the Company, or at such other time or on such other date or at such other place as Sellers and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”; 12:01:01 AM on the Closing Date being the “Effective Time”).

7.2          Company and Sellers Closing Deliveries. At the Closing, the Company and Sellers shall deliver, or cause to be delivered, to Buyer the following, any of which, if not fulfilled may be waived by Buyer:

(a)          a certificate, in form and substance reasonably satisfactory to Buyer, executed by the President and/or Chief Executive Officer of the Company, certifying that the conditions set forth in Section 6.1(b) and 6.2(a)-(b) have been satisfied;

48

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          evidence reasonably satisfactory to Buyer of the repayment in full of all Indebtedness and the termination and release in full of all Encumbrances relating to such Indebtedness;

(c)          evidence reasonably acceptable to Buyer that, effective as of the Effective Time, the Company has terminated any equity plans in effect;

(d)          a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445 stating that none of the Sellers is a “foreign person” as defined in Code Section 1445;

(e)          written resignations of all officers and directors of the Company and its Subsidiaries;

(f)          each Principal’s executed counterparts to the non-competition agreement, in the form of Exhibit E (the “Non-Competition Agreements”);

(g)          a certificate of the Secretary of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors and stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transaction and the transactions contemplated by the Transaction Documents, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transaction and the transactions contemplated by the Transaction Documents;

(h)          certificates of trust from each of the trustees of Sellers certifying that each Seller is a valid and existing trust and that the trustees of such trusts have the authority to execute, deliver and perform this Agreement and the other Transaction Documents and the consummation of the Transaction and the transactions contemplated by the Transaction Documents;

(i)          each Seller’s executed Transmittal Package (including the Release);

(j)          executed Employment Agreements; and

(k)          possession of the books and records of the Company.

7.3          Buyer Closing Deliveries. At the Closing, Buyer shall deliver, or cause to be delivered, the following:

(a)          the Closing Note pursuant to Section 1.3;

(b)          a certificate, in form and substance reasonably satisfactory to the Company, executed by an authorized officer of Buyer, certifying that the conditions set forth in Section 6.3(a)-(b) have been satisfied;

49

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(c)          Buyer’s executed counterpart to the Non-Competition Agreements; and

(d)          Evidence that, subject to compliance with Buyer’s employment policies, procedures, and requirements, each of [****], [****] and [****] shall have been offered continued employment with the Company for the period during which the Company’s revenue may be counted toward Earnout Consideration (as described in Schedule 3), for which they shall be offered compensation commensurate with their employment compensation arrangements in existence on the date of this Agreement.

Article VIII
Indemnification

8.1          Indemnification.

(a)          From and after the Closing, and subject to the provisions of Section 8.2 and Section 8.3, the Sellers and the Principals (collectively, the “Seller Indemnifying Parties”) shall, jointly and severally, indemnify and hold harmless Buyer, the Company, and their respective Affiliates and their and their respective Affiliates’ shareholders, members, directors, managers, officers, employees, independent contractors, and agents (other than, in the case of the Company, any of the Sellers) (the “Buyer Indemnified Parties”) against, and reimburse them for, any Damages (including reasonable out-of-pocket legal fees and expenses, and the reasonable out-of-pocket costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and, subject to Section 8.5, any amounts paid in settlement thereof) imposed on or reasonably incurred by the Buyer Indemnified Parties as a result of (A) a breach by the Company or any Seller of any of the representations and warranties set forth in this Agreement; (B) breach of any covenant to be performed by the Company under this Agreement at or prior to the Closing; (C) breach of any covenant by any Seller under this Agreement or any other Transaction Document; (D) a breach of any covenant by any Principal under this Agreement or any other Transaction Document; (E) all Taxes for any Prior Period or for the Pre-Closing Straddle Tax Period, except to the extent any such Taxes were deducted in the calculation of the Purchase Price; (F) Fraud on the part of Sellers, the Principals, or, prior to the Closing, the Company, or, with respect to the Real Estate Purchase Agreement, Clarksons, or, with respect to the Distribution Purchase Agreement, GeoTech; (G) any claim by any former or other equity interest owner of the Company for any transaction prior to the Closing involving Company Capital Stock or other equity interests of the Company, (H) costs and expenses of the Company incurred but not paid in connection with the Transaction prior to Closing and not taken into account in calculating the Closing Working Capital amount; (I) any breach by the Stockholders’ Representative of its obligations to the Sellers pursuant to this Agreement, or any claim by any Seller arising out of the performance (or lack of performance) of the duties and responsibilities of the Stockholders’ Representative under this Agreement; (J) any breach by any of Sellers, Principals or Clarksons of the representations and warranties set forth in the Real Estate Purchase Agreement; (K) any breach by any of Sellers, Principals or GeoTech of the representations and warranties set forth in the Distribution Purchase Agreement; (L) any Escheatment Liabilities attributable to any period prior to the Closing; and (M) any items listed on Schedule 5 hereto (“Specified Indemnification Obligations”).

50

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          Subject to the provisions of Section 8.2 and Section 8.3, each Seller severally, but not jointly, will indemnify and hold harmless Buyer Indemnified Parties, and will reimburse Buyer Indemnified Parties, for all Damages (including reasonable out-of-pocket legal fees and expenses, and the reasonable out-of-pocket costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and, subject to Section 8.5, any amounts paid in settlement thereof) imposed on or reasonably incurred by the Buyer Indemnified Parties as a result of: (A) a breach by such Seller of his, her or its representations and warranties set forth in Article III; or (B) a breach of any covenant of such Seller under this Agreement.

(c)          From and after the Closing, and subject to the provisions of Section 8.2 and Section 8.3, the Buyer (the “Buyer Indemnifying Party”) shall indemnify and hold harmless Sellers and their Affiliates, and their stockholders, directors, officers, employees and agents (the “Seller Indemnified Parties”) against, and reimburse them for, any Damages (including reasonable out-of-pocket legal fees and expenses, and the reasonable out-of-pocket costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and, subject to Section 8.5, any amounts paid in settlement thereof) imposed on or reasonably incurred by the Seller Indemnified Parties as a result of (A) a breach of any representations or warranties on the part of Buyer under this Agreement, (B) a breach of any covenant of Buyer under this Agreement, or (C) Fraud on the part of Buyer.

(d)          Any payments made to any party pursuant to this Article VIII shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by Buyer and the Sellers and their respective Affiliates on their Tax returns unless otherwise required by a Governmental Authority.

(e)          A party making a claim for indemnification under this Article VIII shall be, for the purposes of this Agreement, referred to as an “Indemnified Party” and a party against whom such claims are asserted under this Article VIII shall be, for purposes of this Agreement, referred to as an “Indemnifying Party.”

(f)          Notwithstanding anything in this Agreement to the contrary, the Sellers shall not have any liability hereunder for any Damages arising as a result of a failure of the Section 338(h)(10) Election to be effective, other than as a result of Sellers’ failure to comply with the covenants set forth in Section 5.4(a) hereof.

(g)          In no event will any of the Seller Indemnifying Parties make a claim of any kind against the Company for contribution or otherwise with respect to any Damages for which any of the Seller Indemnifying Parties are responsible pursuant to this Section 8.1.

(h)          The Seller Indemnifying Parties shall not be liable under this Article VIII for any Damages based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement if Buyer had Knowledge of such inaccuracy or breach prior to the Closing and failed to bring such inaccuracy or breach to Sellers’ attention.

51

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

8.2          Survival of Representations, Warranties and Covenants.

(a)          The Indemnifying Parties’ liability for Damages resulting from the breach of any covenant, to the extent to be performed pre-Closing under this Agreement, the Real Estate Purchase Agreement, the Distribution Purchase Agreement, or breach of any representations or warranties under this Agreement, the Real Estate Purchase Agreement, or the Distribution Purchase agreement shall survive the Closing and continue until that date that is eighteen (18) months following the Closing Date.

(b)          Notwithstanding Section 8.2(a), claims for indemnification based on breaches of representations and warranties in connection with Section 2.1 (Corporate Organization, Standing and Power); Section 2.2 (Capitalization); Section 2.3 (Authority); Section 2.14 (Taxes); Section 2.15 (Employee Benefit Plans); Section 2.19 (Environmental); Section 2.23 (Brokers or Finders); Section 3.1 (Power and Authority; Execution and Validity); Section 3.4 (Title to Securities); Section 4.1 (Corporate Organization, Standing and Power); Section 4.2 (Authority); Escheatment Liabilities; Specified Indemnity Obligations; claims for indemnification under Section 8.1(a)(E), (G), (H), and (I); claims for indemnification under Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 4.01, and Section 4.02 of the Distribution Purchase Agreement, and claims for indemnification under Section 3.1, Section 3.2, Section 3.11, and Section 3.13 of the Real Estate Purchase Agreement shall survive through and until that date that is sixty (60) days after the legal statute of limitations for claims related to such matters has expired (the “Statute of Limitation Claims”).

(c)          Notwithstanding Section 8.2(a), claims for indemnification based on Fraud shall survive through and until that date that is the earlier of (i) eight (8) years following the Closing Date and (ii) the date the legal statute of limitations for claims related to such matters has expired.

(d)          Unless otherwise specified herein, to the extent that any covenants in this Agreement describe performance by the parties hereto from and after the Closing, such covenants shall survive the Closing until such covenants are fully performed by the applicable party or waived by the beneficiaries thereof.

8.3          Limitations on Indemnification Obligations. The rights of an Indemnified Party to indemnification pursuant to the provisions of Section 8.1 are subject to the following limitations:

52

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(a)          The Seller Indemnifying Parties shall have no liability under Section 8.1(a)(A), (J), and (K) for Damages resulting from (i) any individual claim unless the Damages from such individual claim exceed [****] dollars ($[****]) (the “Threshold”), and (ii) unless the cumulative amount of Damages for which the Seller Indemnifying Parties would, but for this provision, be liable to the Buyer Indemnified Parties exceeds [****] Dollars ($[****]) (the “Basket”), in which case, such Buyer Indemnified Parties shall be entitled to indemnification only for Damages in excess of the Basket. For the avoidance of doubt, the Seller Indemnifying Parties shall not have any liability under Section 8.1(a)(A), (J), and (K) unless and until the amount of an individual claim for Damages equals or exceeds the Threshold. Once a claim exceeds the Threshold, then, to the extent that cumulative Damages exceed the Basket, the Buyer Indemnified Parties would be entitled to recover the full amount of Damages in excess of the Basket.

(b)          The Seller Indemnifying Parties and Sellers shall not in the aggregate be liable for any Damages in excess of [****] Dollars ($[****]) (the “Cap”); provided, however, with respect to Damages arising out of the Statute of Limitations Claims (except for Specified Indemnity Obligations and claims for indemnification under Section 3.1, Section 3.2, Section 3.11, and Section 3.13 of the Real Estate Purchase Agreement) or Fraud, the Seller Indemnifying Parties shall not in the aggregate be liable for any Damages in excess of the actual Purchase Price paid to Sellers under this Agreement; provided, further that with respect to Damages arising out of Specified Indemnity Obligations the Seller Indemnifying Parties and Sellers shall not in the aggregate be liable for any Damages in excess of [****] Dollars ($[****]) and with respect to Damages arising out of claims for indemnification under Section 3.1, Section 3.2, Section 3.11, and Section 3.13 of the Real Estate Purchase Agreement the Seller Indemnifying Parties and Sellers shall not in the aggregate be liable for any Damages in excess of [****] Dollars ($[****]).

(c)          In any event in which indemnification is sought for Damages pursuant to Section 8.1(a) or Section 8.1(b), indemnification for such Damages shall firstly be sought from the Holdback and, if such Damages are not limited by the Cap pursuant to Section 8.3(b) and the Holdback has been fully exhausted, shall be sought directly from the Indemnifying Parties, subject to the limitations and other provisions set forth in this ARTICLE VIII.

(d)          The Seller Indemnifying Parties and Sellers shall not be liable for any Damages to the extent that such Damages (i) arise out of changes after the Closing Date in any Laws or GAAP that retroactively applies to the Company or any of its Subsidiaries, (ii) are duplicative of any amounts that have previously been recovered under this Agreement or the other Transaction Documents, (iii) have been taken into account in calculating the Closing Working Capital amount or (iv) have been actually recovered by the Buyer Indemnified Party from another Person including, without limitation, as a result of the Buyer Indemnified Party receiving compensation for such Damages pursuant to any policy of insurance maintained by the Buyer Indemnified Party. Notwithstanding anything to the contrary in the Transaction Documents and subject to such other limitations set forth in the Transaction Documents, in no event shall the Seller Indemnifying Parties and Sellers be liable, in the aggregate, for any Damages arising out of any indemnity obligations under the Transaction Documents in excess of the actual Purchase Price paid to Sellers under this Agreement. The amount of any Damages of an Indemnified Person shall be calculated net of (A) any insurance proceeds actually received by such Indemnified Party on account of such Damages (less any increase in any insurance policy premium that is incurred as a result of making a claim for such insurance proceeds) and/or (B) any non-recoverable indemnification or contribution amounts actually paid to such Indemnified Party by any third party on account of such Damages. The Buyer Indemnified Party shall use commercially reasonable efforts to pursue insurance coverage for Damages.

53

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(e)          Each Indemnified Party shall use its commercially reasonable best efforts to mitigate any Damages subject to indemnification obligations under this Agreement or the other Transaction Documents.

8.4          Notices; Payment of Damages.

(a)          In the event that any Indemnified Party has determined that it has incurred or sustained Damages or that it reasonably anticipates that it will incur or sustain Damages, the Indemnified Party shall, within ten (10) Business Days of making any such determination, deliver to the Indemnifying Party, as the case may be, a certificate signed by the Indemnified Party (a “Damages Certificate”) (i) stating that the Indemnified Party has incurred or sustained Damages or reasonably anticipates that it could incur or sustain Damages and (ii) specifying in reasonable detail the individual items of Damages included and the basis for such anticipated liability.

(b)          The Indemnifying Party shall have thirty (30) calendar days following his, her or its receipt of a Damages Certificate to object to any claim or claims made in a Damages Certificate. In the event that the Indemnifying Party is the Seller Indemnifying Party and the Stockholders’ Representative has not objected within such thirty (30) calendar day period to a Damages Certificate presented by Buyer, then Buyer may retain a portion of the Holdback that is equal to the amount set forth in such Damages Certificate and the Holdback shall be reduced by such amount. In the event that the Indemnifying Party is the Buyer Indemnifying Party and Buyer has not objected within such thirty (30) calendar day period to a Damages Certificate presented by the Stockholders’ Representative, then Buyer shall remit to the Stockholders’ Representative the amount set forth in such Damages Certificate via wire transfer of immediately available funds. In the event that the Indemnifying Party so objects within such thirty (30) calendar day period, such objection must be in the form of a certificate signed by the Indemnifying Party and delivered to the Indemnified Party (an “Objection Certificate”), which certificate shall set forth the item(s) of Damages in the Damages Certificate to which the Indemnifying Party is objecting and a reasonable basis for each such objection.

(c)          For a period of fifteen (15) calendar days after the delivery of an Objection Certificate, the Indemnified Party and Indemnifying Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims as are objected to therein. If such an agreement is reached as to all or any portion of the Damages that are subject to the Objection Certificate, then a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after good faith negotiation, either party may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to the parties. In the event that within forty-five (45) calendar days after submission of any dispute to arbitrators the parties cannot mutually agree on one arbitrator, the parties shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator(s) shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or a majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including reasonable legal fees and costs, to the same extent as a competent court of law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim objected to in such Objection Certificate shall be binding and conclusive upon the parties. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

54

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(d)          Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Sacramento, California, under the rules then in effect of the American Arbitration Association. The payment of all fees and expenses of the parties to any such arbitration, as well as the fees of the arbitrator(s) and the administrative fee of the American Arbitration Association, shall be payable by the parties on a 50/50 basis; provided, however, that if the arbitrator’s decision includes a determination that the Indemnified Party had no reasonable basis for asserting that it had incurred or sustained Damages, then the Indemnified Party shall bear all costs and expenses incurred by the parties in such arbitration. Notwithstanding anything to the contrary herein, in any event in which the arbitrator decides in favor of a Seller Indemnifying Party or a Seller in a Fraud claim brought by the Buyer Indemnified Parties against a Seller Indemnifying Party or a Seller, then the Buyer Indemnified Parties shall bear all costs and expenses incurred by the parties in such arbitration.

8.5          Third Party Claims.

(a)          In the event an Indemnified Party becomes aware of a third party claim that the Indemnified Party reasonably believes may result in a demand for indemnification hereunder (a “Third Party Claim”), the Indemnified Party shall notify the Indemnifying Party of such claim as soon as reasonably practicable and, in any event, within ten (10) calendar days after the Indemnified Party has received notice or otherwise learns of the assertion of such Third Party Claim, and the Indemnifying Party shall be entitled (but not required), at the expense of such Indemnifying Party, to participate in, but not to determine or conduct, the defense of such claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

55

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) calendar days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Parties, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim in a commercially reasonable manner. The Indemnifying Party will not consent to the entry of a judgment or enter into any settlement agreement without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such judgment or settlement includes a full release of the Indemnified Party in respect of all indemnifiable Damages resulting therefrom, related thereto or arising therefrom.

(c)          Subject to the limitations set forth in this Article VIII, in the event any of the conditions in Section 8.5(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly for the costs of defending against the Third Party Claim (including reasonable legal fees and expenses) upon the resolution of any such Third Party Claim, and (iii) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII. Notwithstanding the foregoing, except with the prior written consent of the Stockholders’ Representative (in the event indemnification is being sought under Section 8.1(a)), the responsible Seller (in the event indemnification is being sought under Section 8.1(b) and only from such responsible Seller) or Buyer (in the event indemnification is being sought under Section 8.1(c)), a judgment or settlement entered into with respect to a Third Party Claim (i) shall not be determinative of the amount of Damages relating to such matter or that such Damages are indemnifiable pursuant hereto, (ii) shall not subject any Indemnifying Party to any equitable remedies and (iii) shall include a full and unconditional written release by the third party claimants of the Indemnifying Parties of all liability in respect of such claim.

56

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(d)          Notwithstanding anything to the contrary contained in this Section 8.5, the Stockholders’ Representative with respect to income Tax Contests for any Prior Period, and Buyer with respect to any non-income Tax Contest and any Tax Contest for any Straddle Period, in each case shall have the sole right to control and make all decisions regarding interests with respect thereto, including selection of counsel and selection of a forum for such contest; provided, however, that in the event such audit or proceeding relates to Taxes for which the party not controlling such audit is responsible under Section 8.1, (i) Buyer, the Company and the party not controlling the Tax Contest shall cooperate in the conduct of any audit or proceeding relating to such period, (ii) the Stockholders’ Representative shall have the right (but not the obligation) to participate in such audit or proceeding at such party’s expense, (iii) neither party shall enter into any agreement with the relevant Governmental Authority pertaining to such Taxes without the written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and (iv) Buyer may, without the written consent of the Stockholders’ Representative, decide to enter into such an agreement provided that Buyer shall have agreed in writing to accept responsibility and liability for the payment of such Taxes and to forego any indemnification under this Agreement with respect to such Taxes. The parties will keep each other reasonably informed as to matters related to any audit or judicial or administrative proceedings involving Taxes for which indemnification may be sought hereunder including, without limitation, any settlement negotiations.

(e)          Refunds or overpayments of Tax (including accruals of Taxes for any Prior Period under Section 5.4(a) or any Pre-Closing Straddle Tax Period under Section 5.4(b)) relating to all taxable periods ending on or prior to the Closing Date or any Pre-Closing Straddle Tax Period shall be the property of the Sellers, but only to the extent that such refunds or overpayments are not attributable to (i) net operating loss or other carrybacks from periods ending after the Closing Date, or (ii) refunds or overpayments reflected in the calculation of the Purchase Price or Closing Working Capital. Buyer shall pay any refunds or overpayments that are the property of the Sellers to the Stockholders’ Representative for distribution to the Sellers, in immediately available funds and in accordance with each Seller’s Pro Rata Percentage within thirty (30) Business Days of its receiving such refund from the appropriate Governmental Authority.

(f)          The Indemnified Party shall reasonably cooperate with the Indemnifying Party in any defense, compromise or settlement, subject to this Section 8.5 including, without limitation, by making available all pertinent books, records and other information and personnel under its control to the Indemnifying Party.

(g)          Notwithstanding anything to the contrary contained in this Section 8.5, Buyer shall have the sole right to control and make all decisions regarding any Third Party Claim involving a material past, current or future Company customer or vendor, or involving a claim relating to termite damage claims; provided, however, that in the event the Sellers are responsible and have agreed to indemnify Buyer for such Third Party Claim, (i) Buyer, the Company and Sellers shall cooperate in the defense, compromise or settlement thereof, (ii) the Sellers shall have the right (but not the obligation) to participate in the defense, compromise or settlement thereof at the Sellers’ expense, and (iii) any compromise or settlement by Buyer shall be approved by the Stockholders’ Representative (which approval shall not be unreasonably withheld, conditioned or delayed).

8.6          Exclusive Remedy. The indemnification provisions contained in this Article VIII are intended to provide the sole and exclusive remedy following the Closing as to all Damages any Indemnified Party may incur arising from or relating to this Agreement or the Transaction (it being understood that nothing in this Section 8.6 or elsewhere in this Agreement shall affect the parties’ rights to specific performance or other equitable remedies with respect to the covenants in this Agreement to be performed at or after the Closing).

57

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

8.7          Offset. If Damages incurred by Buyer are not limited by the Cap pursuant to Section 8.3(b) and the Holdback has been fully exhausted, Buyer, on behalf of each Buyer Indemnified Party, may (but shall not be required to), effect indemnification against any Seller under this Article VIII, withhold and offset against (or otherwise recoup from) any sums payable to any Seller (or to the Stockholders’ Representative on such Seller’s (or Sellers’) behalf) under this Agreement, including without limitation the Holdback and the Earnout Consideration payable to the Sellers. Any sums withheld will operate as a discharge, to the extent of the amount withheld, of the payment obligations against which offset is effected; provided, however, that if such offset, in whole or in part, is ultimately determined by a court of competent jurisdiction to be unjustified, any amount improperly offset will be due and owing by Buyer within five (5) Business Days following such determination. The exercise of a right of offset by Buyer good faith will not constitute a default by Buyer of the payment obligation against which offset is effected.

Article IX
Termination

9.1          Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written consent of the President or Chief Financial Officer of Buyer and the Stockholders’ Representative, on behalf of the Sellers, as duly authorized by the board of directors of the Company;

(b)          by the Company or Buyer, at any time after June 15, 2019 if the Closing shall not have occurred by such date and the condition in Section 6.1(a) has not been fulfilled by such date (the “Termination Date”); provided, however, that in each case, the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing of the Transaction to occur on or prior to such date;

(c)          by the Company or Buyer, if any court of competent jurisdiction or any Governmental Authority shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the Transaction and such order is or shall have become final and non-appealable;

(d)          by Buyer, upon written notice to the Stockholders’ Representative, in the event of any material breach by the Company or a Seller of any of their respective agreements, representations or warranties contained herein or in any Transaction Document and the failure of the Company or such Seller, as applicable, to cure such breach within thirty (30) days after receipt of written notice from Buyer requesting such breach to be cured; provided, however, that the Buyer is not then in material breach of this Agreement so as to cause any conditions set forth in Article VI not to be satisfied; or

58

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(e)          by the Company and Sellers, upon written notice to Buyer, in the event of any material breach by Buyer of any of its agreements, representations or warranties contained herein or in any Transaction Document and the failure of Buyer to cure such breach within thirty (30) days after receipt of written notice from the Company requesting such breach to be cured; provided, however, that the Company and Sellers are not then in material breach of this Agreement so as to cause any conditions set forth in Article II or Article III, respectively, not to be satisfied.

9.2          Procedure for Termination. Any party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other parties to this Agreement.

9.3          Effect of Termination. In the event of termination of this Agreement in accordance with the provisions of this Article IX, this Agreement, other than the provisions of Section 10.4 which shall expressly survive such termination, shall forthwith become void and no party to this Agreement shall have any liability or further obligation arising under this Agreement to any other party hereto; provided, however, that nothing in this Section 9.3 shall relieve any party from liability for its willful breach of this Agreement; provided, further, that nothing herein shall prejudice any rights, claims or causes of action that may have accrued hereunder or with respect hereto prior to the date of such termination arising from any party’s willful breach of this Agreement.

9.4          Buyer Antitrust Termination Fee.

(a)          If Seller or Buyer terminates this Agreement pursuant to (i) Section 9.1(b) or (ii) Section 9.1(c), and in the case of (i) or (ii), all of the conditions under Section 6.1 have been satisfied or waived other than (A) the conditions set forth in Section 6.1(a) and (B) any such conditions which by their nature cannot be satisfied until the Closing Date, then Buyer shall pay or cause to be paid to Seller a fee of [****] Dollars ($[****]) by wire transfer of same-day funds no later than five (5) Business Days after such termination (the “Buyer Antitrust Termination Fee”). In no event shall Buyer be required to pay the Buyer Antitrust Termination Fee on more than one occasion.

(b)          Buyer and each Seller acknowledge and agree that the Buyer Antitrust Termination Fee is not a penalty, but constitutes liquidated damages in a reasonable amount that will compensate Sellers in circumstances in which the Buyer Antitrust Termination Fee is payable. Notwithstanding anything to the contrary in this Agreement, Sellers’ right to receive payment of the Buyer Antitrust Termination Fee pursuant to this Section 9.4 shall be the sole and exclusive remedy of Sellers or any of their Affiliates against Buyer or any of its Affiliates or any of their respective stockholders, partners, members, or Representatives for any and all losses that may be suffered resulting from a failure of the transactions contemplated by this Agreement, and upon payment of the Buyer Antitrust Termination Fee in accordance with this Section 9.4, none of the Buyer or any of its Affiliates or any of their respective stockholders, partners, members, or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or any of the Transaction Documents or the transactions contemplated by this Agreement or any of the Transaction Documents.

59

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Article X
Miscellaneous

10.1        Waiver; Amendment. Prior to the Closing Date, any provision of this Agreement may be (a) waived in writing by the party benefited by the provision or (b) amended or modified at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No action or course of conduct shall constitute a waiver of any of the terms and conditions hereof, unless such waiver is specified in writing, and then only to the extent so specified.

10.2        Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

10.3        Governing Law; Waiver of Jury Trial.

(a)          This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without giving effect to any choice or conflict of Law provision or rule.

(b)          Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court located in San Francisco, California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transaction, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such court, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.5 hereof or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof.

60

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.3(c).

(d)          In the event of a dispute or action to enforce the terms of this Agreement, all reasonable costs and expenses incurred in connection therewith, including all reasonable attorneys’ fees and costs, shall be paid to the Prevailing Party by the non-Prevailing Party.  “Prevailing Party” means that party who obtains substantially the relief sought, whether by compromise, settlement or judgment. Notwithstanding the foregoing, if a written offer of compromise or settlement made by either party is not accepted by the other party within thirty (30) days after receipt and the party not accepting such offer fails to obtain a more favorable judgment, the non-accepting party shall not be entitled to recover its costs of suit and reasonable attorney’s fees and costs (even if it is the Prevailing Party) and shall be obligated to pay the costs of suit and reasonable attorney’s fees and costs incurred by the offering party.

10.4        Expenses. Except as otherwise expressly provided herein, each party hereto shall be responsible for any costs or expenses incurred by it in connection with this Agreement and the Transaction, including fees and expenses related to the negotiation, execution and delivery of this Agreement and the other agreements contemplated hereby and of its own counsel, accountants and other professional advisors; provided, however, that upon and at the Closing, Buyer shall be responsible for reimbursing the Sellers for (i) up to [****] Dollars ($[****]) in attorneys’ fees and related expenses payable in connection with the parties’ response filings or submissions under the HSR Act if the parties do not receive a ‘second request’ from applicable governmental agencies under the HSR Act; or (ii) up to [****] Dollars ($[****]) in attorneys’ fees and related expenses payable in connection with the parties’ response filings or submissions under the HSR Act if the parties do receive a ‘second request’ from applicable governmental agencies under the HSR Act.

10.5        Notices. Any notice, request, demand or other communication shall be deemed to have been duly given (as the case may be) upon the earliest of (a) the date it is actually received by facsimile or email, (b) the Business Day after the day on which it is delivered by hand, (c) the Business Day after the day on which it is properly deposited with Federal Express (or a comparable overnight delivery service) and delivery is specified for the next Business Day, or (d) the third Business Day after the day on which it is deposited in the United States certified or registered mail, return receipt requested, postage prepaid, in each case addressed to such party at its mailing or email address set forth below or such other address as such party may specify by notice to the parties hereto.

61

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

If to the Company (prior to Closing), then to:

Clark Pest Control of Stockton, Inc.
555 N. Guild Avenue

Lodi, California 95240
Attention: [****] and [****]
Facsimile: [****]
Email: [****] and [****]

With a copy to:

Kroloff, Belcher, Smart, Perry & Christopherson
7540 Shoreline Drive

Stockton, CA 95219

Attention: Gary Christopherson and Allison Cherry Lafferty

Facsimile: (209) 478-0354
Emails: gchristopherson@kroloff.com and alafferty@kroloff.com

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Einat Meisel

Email: emeisel@omm.com

If to the Stockholders or Principals, then to the Stockholders’ Representative at:

JJT King, LLC

16 Pine Street

Lodi, CA 95240
Attention: [****]

If to Buyer to:

Rollins, Inc.
2170 Piedmont Road NE
Atlanta, GA 30324
Attention: Eddie Northen, Chief Financial Officer and Treasurer
Facsimile: 404-888-2731
Email: enorthen@rollins.com

62

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

With a copy to:

Barnes & Thornburg LLP
3475 Piedmont Road, Suite 1700
Atlanta, GA 30305
Attention: Stuart Johnson
Facsimile: 404-264-4033
Email: stuart.johnson@btlaw.com

10.6        Entire Understanding; No Third Party Beneficiaries. This Agreement, including all representations and warranties, exhibits, schedules and annexes thereto, and the Transaction Documents, represent the entire understanding of the parties hereto and thereto with respect to the subject matter thereof, and this Agreement supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.7        Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intent of this Agreement.

10.8        Interpretation. When a reference is made in this Agreement to Sections, Exhibits or the Disclosure Schedules, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written. Words in the singular shall be held to include the plural and vice versa, case sensitive words shall include the meaning of the defined term unless the context otherwise requires or unless otherwise specified and words of one gender shall be held to include the other gender as the context requires. The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits to this Agreement). The word “or” shall not be exclusive. All pronouns and any variations thereof refer to the masculine, feminine or neuter, single or plural, as the context may require. All references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, and all references to “year” or “years” mean and refer to calendar year(s).

63

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

10.9        Assignment; Successors. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10      Construction. The parties hereby expressly waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in this Agreement will be construed against the party based on having drafted such agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party.

10.11      Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the obligations of the parties under this Agreement and the Transaction Documents, including Sellers’ obligation to sell the Shares to Buyer, and Buyer’s obligation to purchase the Shares from Sellers, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith, without posting any bond or other undertaking. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and/or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity and each party hereto waives any defenses in any actions for specific performance, including the defense that money damages would be adequate. Any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction.

10.12      Certain Matters Regarding Representation of the Company. O’Melveny & Myers LLP (“OMM”) and Kroloff, Belcher, Smart, Perry & Christopherson (“Kroloff”) have acted as counsel for the Company in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby (the “Acquisition Engagements”) and in that connection not as counsel for any other person, including without limitation, Buyer or any of its Affiliates.

(a)          From and after the Closing, all communications between the Company and OMM or Kroloff in the course of the Acquisition Engagements shall be deemed to be attorney-client confidences that belong solely to Sellers and not to the Company. Accordingly, Buyer, on behalf of itself and its Affiliates, shall not have access to any such communications, or to the files of OMM and Kroloff relating to the Acquisition Engagements, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (i) Sellers, OMM and Kroloff shall be the sole holders of the attorney-client privilege with respect to the Acquisition Engagements, and neither the Company nor Buyer nor Buyer’s Affiliates shall be a holder thereof, (ii) to the extent that files of OMM or Kroloff in respect of the Acquisition Engagements constitute property of the client, only the Sellers shall hold such property rights, and (iii) OMM and Kroloff shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Company, Buyer or Buyer’s Affiliates by reason of any attorney-client relationship between OMM or Kroloff, on the one hand, and the Company, on the other hand, or otherwise.

64

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)          If Sellers so desire, and without the need for any consent or waiver by the Company, Buyer or any of Buyer’s Affiliates, OMM and Kroloff shall be permitted to represent the Sellers after the Closing in connection with any matter, including without limitation anything related to the transactions contemplated by this Agreement or the other Transaction Documents or any disagreement or dispute relating thereto. Without limiting the generality of the foregoing, after the Closing, OMM and Kroloff shall be permitted to represent Sellers, any of their agents and affiliates (including the Stockholders’ Representative), or any one or more of them, in connection with any negotiation, transaction or dispute (“dispute” includes litigation, arbitration or other adversary proceeding) with Buyer, the Company or any of their agents or Affiliates under or relating to this Agreement or the other Transaction Documents, any transaction contemplated by this Agreement or the other Transaction Documents, and any related matter, such as claims for indemnification and disputes involving employment or noncompetition or other agreements entered into in connection with this Agreement.

(c)          Sellers, the Company and Buyer, on behalf of Buyer and its Affiliates, consent to the foregoing arrangements in this Section 10.12 and waive any actual or potential conflict of interest that may be involved in connection with any representation by OMM or Kroloff permitted hereunder.

Article XI
Definitions

The following terms have the meanings specified or referred to in this Article XI:

“Accounting Rules” means the Company’s collective system of accounting policies, procedures, methods, controls and practices applied on a basis consistent with those used in preparation of the Company Financial Statements.

“Acquisition Engagements” has the meaning set forth in Section 10.12.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person who has any familial relationship with, or that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

65

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Aggregate Closing Amount” has the meaning set forth in Section 1.3(a).

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 5.4(a)(i).

“Antitrust Laws” has the meaning set forth in Section 5.5.

“Basket” has the meaning set forth in Section 8.3(a).

“Benefit Plan” means an “employee benefit plan,” as defined in Section 3(3) of ERISA.

“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the city of New York, New York are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Antitrust Termination Fee” has the meaning set forth in Section 9.4(a).

“Buyer Charter Documents” means the certificate of incorporation and bylaws (or equivalent documents) of the Buyer, each as amended to date.

“Buyer Indemnified Parties” has the meaning set forth in Section 8.1(a).

“Buyer Indemnifying Party” has the meaning set forth in Section 8.1(c).

“Buyer’s Accountants” means Grant Thornton LLP.

“Cap” has the meaning set forth in Section 8.3(b).

“Capital Stock” of any Person means any and all shares of, conversion and other rights to purchase, including warrants or options (whether or not currently exercisable), and participations or other equivalents of or interests in (however designated), in the equity (including, without limitation, common stock, preferred stock and limited liability company, partnership and joint venture interests) of such Person.

“Certificates” has the meaning set forth in Section 1.6(b).

“Clark Pest Control License Agreement” has the meaning set forth in Section 2.13.

66

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Clarksons” has the meaning set forth in the Recitals hereto.

“Clients” means the top twenty (20) clients of the Company and its Subsidiaries on a consolidated basis as determined by the amount of net revenue recognized during the year ended December 31, 2017.

“Closing” has the meaning set forth in Section 7.1.

“Closing Adjustment” has the meaning set forth in Section 1.8(a)(ii).

“Closing Date” has the meaning set forth in Section 7.1.

“Closing Note” has the meaning set forth in Section 1.3(a).

“Closing Statement” has the meaning set forth in Section 1.8(a)(i).

“Closing Working Capital” means Net Working Capital without giving effect to the consummation of the Transaction (including any and all effects of any purchase accounting adjustments), determined as of the open of business on the Closing Date.

“Closing Working Capital Statement” has the meaning set forth in 1.8(b)(i).

“COBRA” means the health care continuation requirements of ERISA Section 601 et seq. and Code Section 4980.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Charter Documents” has the meaning set forth in Section 2.1(a).

“Company Disclosure Schedule” has the meaning set forth in Article II.

“Company Indemnitees” has the meaning set forth in Section 5.10.

“Company Financial Statements” has the meaning set forth in Section 2.7(a).

“Company Plans” has the meaning set forth in Section 2.15(a).

“Company’s Accountants” means Gatto, Pope & Walwick, LLP.

“Confidential Information” has the meaning set forth in Section 5.8.

“Continuing Employee” has the meaning set forth in Section 5.9.

67

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Current Assets” means cash and cash equivalents, accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any accounts receivable reserved for bad debt, (b) the portion of any prepaid expense of which Buyer will not receive the benefit following the Closing, (c) a reserve for old, obsolete or unusable uniforms, (d) customer deposits, (e) deferred Tax assets and (f) receivables from any of the Company’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, determined in accordance with GAAP applied using the same Accounting Rules that were used in the preparation of the Company Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

“Current Liabilities” means accounts payable, accrued vacation and sick time, accrued payroll, payroll taxes payable, accrued Taxes, and the Company’s Termite Indemnity Program Reserve, but excluding payables to any of the Company’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, deferred Tax liabilities and the current portion of long term debt, determined in accordance with GAAP applied using the same Accounting Rules that were used in the preparation of the Company Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

“D&O Tail Insurance” has the meaning set forth in Section 5.10(b).

“Damages” means any actual damage, loss, assessment, levy, fine, charge, claim, direct liability, demand, payment, judgment, settlement, penalty, cost or expense.

“Damages Certificate” has the meaning set forth in Section 8.4(a).

“Discharge” or “Discharged” means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

“Disclosing Party” has the meaning set forth in Section 5.8.

“Disputed Amounts” has the meaning set forth in Section 1.8(c)(iii).

“Distribution Purchase Agreement” means the Asset Purchase Agreement entered into as of even date hereof by and between an Affiliate of Buyer and GeoTech.

“Dollars or $” means the lawful currency of the United States.

“Effective Time” has the meaning set forth in Section 7.1.

68

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Employment Agreements” has the meaning set forth in Section 6.2(g).

“Encumbrance” means any priority, lien, pledge, hypothecation, claim, charge, mortgage, security interest, encumbrance, prior assignment, option, right of first refusal, preemptive right, community property interest or restriction of any nature whatsoever (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Environmental Laws” means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company and its Subsidiaries conduct business, currently in existence any of which govern or relate to pollution, protection of the environment, public health and safety (as relates to the exposure to Hazardous Substances), air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (collectively, “CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq. (collectively, “RCRA”); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 5101 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq. (“EPCRA”); the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. (“OSHA”); and the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. §§ 136-136y (“FIFRA”).

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Escheatment Law” means any Law relating to unclaimed property that require such property to be held and escheated or transferred to a Governmental Authority after a specified period of time or on a specified date.

69

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Escheatment Liabilities” means (A) any and all Damages arising under or related to any Escheatment Law and (B) any obligation to pay or transfer to any Person any unclaimed property.

“Estimated Closing Working Capital” has the meaning set forth in Section 1.8(a)(i).

“Estimated Closing Working Capital Statement” has the meaning set forth in Section 1.8(a)(i).

“Excluded Assets” has the meaning set forth in Section 2.12(e).

“FCPA” has the meaning set forth in Section 2.28.

“Fraud” means, with respect to a party, its actual and intentional fraud with respect to the making of any of the representations and warranties made in Article II, Article III and Article IV (as applicable); provided, however, that such actual and intentional fraud shall only be deemed to have been committed by a party if: any of the persons included in the definition of the Company’s Knowledge (in the case of the Company) had actual knowledge (as opposed to imputed or constructive knowledge, which shall not be considered) that the subject representation or warranty (as qualified by the Schedules hereto) was false when made.  The parties expressly agree that claims of fraud or misrepresentation with respect to any matter other than the representations and warranties set forth in this Agreement are excluded from the remedies available to either party with respect to this Agreement or the Transaction, to the fullest extent permitted by Law.

“Fully Diluted Shares” means an amount equal to the sum of (a) the total number of Shares outstanding immediately prior to the Closing Date; plus (b) the total number of Shares that would be issuable immediately prior to the Closing Date upon exercise in full of all issued and outstanding options.

“GAAP” means United States generally accepted accounting principles in effect from time to time; provided, however, that it is expressly understood and agreed that (i) where GAAP permits alternative methods or treatments, the Company’s choice of an acceptable treatment or calculation, as reflected in the Company Financial Statements, shall be the method or treatment used for all purposes under this Agreement; and (ii) Buyer’s election to utilize another acceptable GAAP treatment following the Closing shall not be the basis for (a) calculating any Post-Closing Adjustment under Section 1.8(b), (b) determining compliance with or claiming the breach of any representation or warranty by the Company or the Sellers hereunder, (c) determining any claim for indemnity, or (d) determining whether an Earnout Payments have been earned.

“GeoTech” has the meaning set forth in the Recitals.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

70

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Handling” or “Handled” means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

“Hazardous Substances” shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state or other statute or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, code, rule order, or decree.

“HIPAA” means the provisions of the Health Portability and Accountability Act of 1996 relating to privacy and security, as set forth in 45 C.F.R. part 160 and part 164, Subparts A, C and E.

“Holdback” has the meaning set forth in Section 1.3.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, without duplication, as of the Effective Time, (a) all obligations of the Company or its Subsidiaries for borrowed money, (b) other indebtedness of the Company or its Subsidiaries evidenced by notes, bonds, debentures or other debt instruments, (c) indebtedness of the types described in clauses (a) and (b) guaranteed, directly or indirectly, in any manner by the Company or its Subsidiaries through an agreement to supply funds to, or in any other manner, invest in, the debtor, or to purchase indebtedness, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to insure the owners of indebtedness against loss, (d) indebtedness for the deferred purchase price of property or services with respect to which the Company or any of its Subsidiaries is liable, other than ordinary course trade payables, (e) all payment obligations under any interest rate swap agreements or interest rate hedge agreements to which the Company or any of its Subsidiaries is party, (f) any interest owed with respect to the indebtedness referred to above and prepayment premiums or fees which would be payable if such indebtedness were paid in full at Closing, (g) only to the extent drawn as of the Effective Time, any letters of credit, surety bonds, bids, performance bonds or similar obligations, (h) all accrued but unpaid severance obligations of the Company and its Subsidiaries, and (i) debt or obligations related to the purchase, redemption or retirement of stock of the Company and its Subsidiaries.

71

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Indemnification Schedule” has the meaning set forth in Section 8.1(e).

“Indemnified Party” has the meaning set forth in Section 5.10.

“Indemnifying Party” has the meaning set forth in Section 8.1(e).

“Independent Accountant” has the meaning set forth in Section 1.8(c)(iii).

“Initial Termination Date” has the meaning set forth in Section 9.1(b).

“Insurance Policies” has the meaning set forth in Section 2.25.

“Intellectual Property” means all industrial property rights, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all such rights in or to: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; and (g) industrial designs.

“Interim Financial Statements” has the meaning set forth in Section 2.7(a).

72

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“IRS” has the meaning set forth in Section 2.14(b).

“Knowledge,” “Know” and “Known” and similar phrases with respect to any Person (other than the Company) shall mean actual knowledge of such Person of the particular fact, including after reasonable inquiry of (i) employees of such Person who are reasonably likely to have knowledge of the particular fact and (ii) such Person’s files and records that are reasonably likely to contain information relating to such particular fact. With regard to the Company, this shall mean the actual knowledge, after reasonable inquiry, of any of [****], [****], [****], or any member of the board of directors of the Company. With regard to Buyer, this shall mean the actual knowledge, after reasonable inquiry, of any of [****], [****], [****], [****], or [****].

“Kroloff” has the meaning set forth in Section 10.12.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 2.11(b).

“Leases” has the meaning set forth in Section 2.11(b).

“Letter of Transmittal” has the meaning set forth in Section 1.6(b).

“Licenses” means all licenses, permits (including environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Authority, and applications therefor.

“Lost Certificate Affidavit” has the meaning set forth in Section 1.6(c).

“Management Team” has the meaning set forth in Section 1.3(c).

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company and its Subsidiaries, taken as a whole, or (b) the ability of Sellers to consummate the Transaction on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) changes in conditions in the U.S. or global economy, capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Company and its Subsidiaries conduct their business, (c) changes or proposed changes in GAAP, (d) the negotiation, execution, announcement or performance of this Agreement or the Transaction, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, landlords, tenants, lenders, investors or employees, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (f) earthquakes, hurricanes or other natural disasters, (g) any action taken by the Company or its Subsidiaries at the request or with the consent of Buyer, (h) any matters expressly set forth in the Company Disclosure Schedule as of the date of this Agreement, or (i) any matter adversely affecting Buyer or Buyer’s ability to consummate the Transaction on a timely basis; provided, however, that any effect, event, development or change referred to in clauses (a), (b), (c), (e) or (f) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industry in which the Company and its Subsidiaries conduct their businesses.

73

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Material Contracts” has the meaning set forth in Section 2.17(a).

“[****]” has the meaning set forth in Section 1.3(c).

“Multiemployer Plan” has the meaning set forth in Sections 3(37) and 4001(a)(3) of ERISA.

“Net Working Capital” means Current Assets minus Current Liabilities, calculated in accordance with GAAP, consistently applied and as applied to the Company as of immediately prior to the Closing, without giving effect to the consummation of the Transaction (including any and all effects of any purchase accounting adjustments).

“Non-Competition Agreement” has the meaning set forth in Section 7.2.

“Notices” has the meaning set forth in Section 2.19(b).

“OMM” has the meaning set forth in Section 10.12.

“Outside Date” has the meaning set forth in Section 9.1(b).

“Per Share Closing Consideration” means an amount equal to (a) the Aggregate Closing Amount, less the Stockholders’ Representative Expense Amount divided by (b) the number of Fully Diluted Shares.

“Permits” means all consents, permits, licenses, grant, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained from any federal, provincial, territorial, county or local governmental entity or any other Governmental Authority.

74

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Permitted Encumbrances” shall mean (i) Encumbrances for Taxes that are not yet due and payable or that are being contested in good faith, (ii) non-exclusive licenses granted by the Company in connection with the sales of products of the Business in the ordinary course of business, (iii) mechanics’, carriers’, workers’, repairers’, and other similar Encumbrances imposed by Law arising or incurred in the ordinary course of business for obligations that are not yet past due, (iv) Encumbrances on leases of real property or granted to a landlord pursuant to a Lease arising from the provisions of such leases, (v) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other social security legislation, (vi) zoning regulations and restrictive covenants and easements that do not detract in any material respect from the value of the Company’s leasehold estates and do not materially and adversely affect, impair or interfere with the use by the Company of any property affected thereby, (vii) utility easements, rights of way, restrictions, covenants, claims, subleases or similar items to serve or serving Leased Real Property, (viii) liens securing rental payments under capital lease or operating lease arrangements, (ix) matters of public record; and (x) any encumbrances effecting the landlords or ground lessors underlying interests in any of the Leases and/or the Leased Real Property from time to time.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Adjustment” has the meaning set forth in Section 1.8(b)(ii).

“Post-Closing Straddle Tax Period” has the meaning set forth in Section 5.4(c)(ii).

“Pre-Closing Straddle Tax Period” has the meaning set forth in Section 5.4(c)(ii).

“Prevailing Party” has the meaning set forth in 10.3(c).

“Principals” has the meaning set forth in the Recitals.

“Prior Period Tax Returns” has the meaning set forth in Section 5.4(b).

“Prior Period” has the meaning set forth in Section 5.4(b).

“Proceedings” has the meaning set forth in Section 2.19(b).

“Pro Rata Percentage” means, for each Seller, a percentage calculated by dividing (i) the total number of Shares held by such Seller immediately prior to the Closing Date, by (ii) the total number of Fully Diluted Shares.

“Purchase Price” has the meaning set forth in Section 1.2.

“Real Estate Purchase Agreement” means the Real Estate Purchase Agreement entered into as of even date hereof by and between an Affiliate of Buyer and Clarksons California Properties, a California Limited Partnership.

“Release” has the meaning set forth in Section 1.6(b).

75

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Resolution Period” has the meaning set forth in Section 1.8(c)(ii).

“Restriction” has the meaning set forth in Section 2.24.

“Review Period” has the meaning set forth in Section 1.8(c)(i).

“Section 338(h)(10) Election” has the meaning set forth in Section 5.4(a)(i).

“Seller” has the meaning set forth in the preamble.

“Seller Indemnified Parties” has the meaning set forth in Section 8.1(c).

“Seller Indemnifying Parties” has the meaning set forth in Section 8.1(a).

“Sellers’ Disclosure Schedule” has the meaning set forth in Article III.

“Shares” has the meaning set forth in the Recitals.

“Specified Indemnification Obligations” has the meaning set forth in Section 8.1(a).

“Statement of Objections” has the meaning set forth in Section 1.8(c)(ii).

“Statute of Limitations Claims” has the meaning set forth in Section 8.2(b).

“Stockholder Approval” has the meaning set forth in Section 2.3(b).

“Stockholders’ Representative” has the meaning set forth in the preamble.

“Stockholders’ Representative Expense Account” has the meaning set forth in Section 1.3(b).

“Stockholders’ Representative Expense Amount” has the meaning set forth in Section 1.3(b).

“Stockholders’ Representative Expenses” has the meaning set forth in Section 1.3(b).

“Straddle Period” has the meaning set forth in Section 5.4(c)(i).

“Subsidiary” or “Subsidiaries” means Clark Pest Control of Nevada, LLC and Wings Over Oregon, LLC.

“Subsidiary Charter Documents” has the meaning set forth in Section 2.1(b).

“Target Working Capital” means [****] Dollars ($[****]).

76

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Taxes” means all (a) taxes, charges, withholdings, fees, levies, premiums, imposts, duties, governmental contributions or other charges of any kind whatsoever, whether direct or indirect, imposed by any Governmental Authority including, without limitation, those levied on, measured by or referred to as income, net income, gross income, receipts, capital, windfall profit, severance, property (real or intangible or personal), production, sales, provincial sales, retail sales, harmonized sales, value-added, goods and services, use, business occupation, license, excise, registration, franchise, employment, payroll (including social security contributions, employment insurance, health taxes, and other government pension plan contributions), deductions at source, workers’ compensation, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs, duties, estimated, transaction, title, capital, paid-up capital, profits, premium, recording, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax, and any liability under unclaimed property, escheat, or similar Laws), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return, and (iii) liability in respect of any items described in clause (a) and/or (b) payable by reason of contract, assumption, transferee, successor or similar liability, operation of law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law)) or otherwise.

“Tax Return” means any report, return, declaration, designation, election, undertaking, wavier, notice, filing, information return, statement, form certificate or any other document or materials relating to Taxes, including any related or supporting information with respect to any such documents or materials, filed or to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of Taxes (including TD F90-22.1), including, without limitation, any schedule or attachment thereto or amendment thereof, and estimated returns and reports of every kind with respect to Taxes.

“Third Party Claim” has the meaning set forth in Section 8.5(a).

“Threshold” has the meaning set forth in Section 8.3(a).

“Transaction” has the meaning set forth in the Recitals.

“Transaction Documents” means this Agreement, the Real Estate Purchase Agreement and the Distribution Purchase Agreement.

“Transaction Expenses” means (a) any fees, costs, expenses of, or payments made by, the Company or any of its Subsidiaries related to any transaction bonus, change of control payment or other compensatory payments made to any current or former employee or other service provider of the Company or any of its Subsidiaries solely as a result of the execution of this Agreement or the consummation of the Transaction (but excluding, for the avoidance of doubt, any such arrangements that are implemented by Buyer), (b) all employment Taxes imposed on the Company and its Subsidiaries resulting from any and all payments made pursuant to the foregoing subsection (a) and (c) any legal, accounting, financial advisory and other third party advisory or consulting fees and other expenses incurred by the Company, any of its Subsidiaries or the Sellers in connection with the Transaction and other related matters to the extent incurred, whether or not paid as of the Closing and not otherwise included in Net Working Capital.

77

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Transmittal Package” has the meaning set forth in Section 1.6(b).

“Vendors” means all production and equipment vendors and subcontractors of the Company and its Subsidiaries as to which expenses in excess of One Hundred Thousand Dollars ($100,000) either were incurred to such vendors and subcontractors during the Company’s fiscal year ended December 31, 2017.

“Waste” shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge solid wastes, special wastes, used oils, white goods, and yard trash as those are defined under any other statute, law, regulation, order, code, rule or decree.

“Year End Financial Statements” has the meaning set forth in Section 2.7(a).

[SIGNATURE PAGES FOLLOW]

78

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ROLLINS, INC.

By: /s/ John F. Wilson
Name: John F. Wilson
Title: President & COO

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CLARK PEST CONTROL OF STOCKTON, INC.

By:_______________________________
Name: [****]
Title: [****]

STOCKHOLDERS’ REPRESENTATIVE

JJT King, LLC

By:_______________________________
Name: [****]
Title: Manager

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY STOCKHOLDERS:

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PRINCIPALS:

__________________________________
[****]

__________________________________
[****]

__________________________________
[****]